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As filed with the Securities and Exchange Commission on April 6, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SILVER WHEATON CORP.
(Exact name of Registrant as specified in its charter)

Ontario, Canada (Province or other jurisdiction of incorporation or organization)	1041 (Primary Standard Industrial Classification Code Number, if applicable)	Not Applicable (I.R.S. Employer Identification No., if applicable)

Suite 3150, 666 Burrard Street
Vancouver, British Columbia, V6C 2X8, Canada
(604) 684-9648
(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302)738-6680
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Curt Bernardi Silver Wheaton Corp. Suite 3500 1021 West Hastings Street Vancouver, British Columbia V6E 0C3 Canada (604) 639-9498	Mark Bennett Cassels Brock & Blackwell LLP Suite 2200, HSBC Building 885 West Georgia Street Vancouver, British Columbia V6C 3E8 Canada (604) 691-6100	Andrew Foley Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 United States (212) 373-3000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering)

        It is proposed that this filing shall become effective (check appropriate box below):

A.	☐		upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒		at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)(4)

Common Shares

Preferred Shares

Debt Securities

Subscription Receipts

Units

Warrants

Total	US$2,000,000,000	(4)	US$2,000,000,000	US$231,800

(1)
There are being registered under this Registration Statement such indeterminate number of common shares, preferred shares, debt securities, subscription receipts, units and warrants of the Registrant as shall have an aggregate initial offering price not to exceed US$2,000,000,000 (or its equivalent in any other currency used to denominate the securities).

(2)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(3)
US$232,400 was previously paid in connection with the Registrant's registration statement on Form F-10 (File No. 333-203682) (the "Prior Registration Statement"), originally filed with the Commission on April 28, 2015. US$1,449,959,000 of securities remain unsold from the Prior Registration Statement. Consequently, pursuant to Rule 457(p) under the Securities Act, US$168,485.23 paid in connection with the Prior Registration Statement is being offset against the filing fee due in connection with this Registration Statement. Accordingly, US$63,314.77 is being paid at the time of filing this Registration Statement.

(4)
The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 PART 1

INFORMATION REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

I-1

Subject to completion dated April 6, 2017

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	April 6, 2017

US$2,000,000,000
 Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Units
Warrants

Silver Wheaton Corp. ("Silver Wheaton" or the "Corporation") may offer and sell from time to time common shares (the "Common Shares"), preferred shares (the "Preferred Shares"), debt securities (the "Debt Securities"), subscription receipts (the "Subscription Receipts"), units (the "Units") and warrants (the "Warrants") (all of the foregoing, collectively, the "Securities") or any combination thereof in one or more series or issuances up to an aggregate total offering price of US$2,000,000,000 (or the equivalent thereof in other currencies) during the 25 month period that this short form base shelf prospectus (the "Prospectus"), including any amendments thereto, remains effective. The Securities may be offered separately or together or in any combination, and as separate series, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a "Prospectus Supplement").

Silver Wheaton is permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Silver Wheaton prepares its financial statements, which are incorporated by reference herein, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board ("IFRS") and they are subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated under the laws of Ontario, Canada, that some or all of its officers and directors may be residents of a foreign country, that some or all of the experts named in this Prospectus may be, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of the assets of the Corporation and said persons may be located outside of the United States. See "Enforceability of Certain Civil Liabilities".

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading "Certain Federal Income Tax Considerations" as well as the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

Silver Wheaton will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more Prospectus Supplements. All applicable information permitted under applicable laws to be omitted from this Prospectus that has been omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to this Prospectus.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

This Prospectus constitutes a public offering of these Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Corporation may offer and sell Securities to, or through, underwriters or dealers and may also offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered pursuant to this Prospectus will set forth the names of any underwriters, dealers or agents involved in the offering and sale of such Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to the Corporation, if any, and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters or dealers may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. However, no underwriter or dealer involved in an "at-the-market distribution", as defined in Canadian National Instrument 44-102 — Shelf Distributions ("NI 44-102"), no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. See "Plan of Distribution".

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the "TSX") and are listed on the New York Stock Exchange (the "NYSE") under the symbol "SLW". On April 5, 2017, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was C$28.54 and on the NYSE was US$21.24. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which such Securities may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

The Corporation's head office is located at Suite 3500 – 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3 and its registered office is located at Suite 2100, 40 King Street West, Toronto, Ontario, M5H 3C2.

Eduardo Luna and Charles Jeannes, each being a director of the Corporation, reside outside Canada. Mr. Luna and Mr. Jeannes have each appointed Cassels Brock & Blackwell LLP, Suite 2100, 40 King Street West, Toronto, Ontario M5H 3C2, as his agent for service of process in Canada. Prospective investors are advised that it may not be possible for investors to enforce judgments obtained in Canada against Mr. Luna or Mr. Jeannes, even though they have each appointed an agent for service of process.

Investing in the Securities involves significant risks. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See "Cautionary Note Regarding Forward-Looking Information" and "Risk Factors".

Silver Wheaton has filed an undertaking with each of the securities regulatory authorities in each of the provinces of Canada that it will not distribute Securities that, at the time of distribution, are novel specified derivatives or novel asset-backed securities, without first pre-clearing with the applicable regulator, the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such Securities.

All dollar amounts in this Prospectus are in United States dollars, unless otherwise indicated. See "Currency Presentation and Exchange Rate Information". Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

 ABOUT THIS PROSPECTUS

        Unless the context otherwise requires, all references to Silver Wheaton or the Corporation include direct and indirect subsidiaries of Silver Wheaton Corp. Silver Wheaton is a registered trademark of Silver Wheaton Corp. in Canada, the United States and certain other jurisdictions.

        Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Corporation has not authorized anyone to provide readers with different information. The Corporation is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. Readers should not assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date on the front of such documents, regardless of the time of delivery of this Prospectus and any applicable Prospectus Supplement or of any sale of the Securities. Information contained on the Corporation's website should not be deemed to be a part of this Prospectus or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

        The information included and incorporated by reference herein contains "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of applicable Canadian securities legislation (collectively, "forward-looking statements"). Forward-looking statements, which are all statements other than statements of historical fact, include, but are not limited to, statements with respect to:

  •
  proposed name change from Silver Wheaton Corp. to Wheaton Precious Metals Corp.;

  •
  the acquisition of Los Filos by Leagold Mining Corporation;

  •
  future payments by Silver Wheaton in accordance with early deposit precious metal purchase agreements, including any acceleration of payments, estimated throughput and exploration potential;

  •
  projected increases to the Corporation's production and cash flow profile;

  •
  the expansion and exploration potential at the Salobo, San Dimas and Peñasquito mines;

  •
  projected changes to the Corporation's production mix;

  •
  anticipated increases in total throughput;

  •
  the effect of the Servicio de Adminitración Tributaria ("SAT") legal claim on Primero Mining Corp.'s ("Primero") business, financial condition, results of operations and cash flows for 2010-2014 and 2015-2019;

  •
  the impact on Primero of the unionized employee strike at the San Dimas mine;

  •
  the ability of Primero to continue as a going concern;

  •
  the guarantee of Primero's revolving credit facility (the "Primero Facility");

  •
  the estimated future production;

  •
  the future price of commodities;

  •
  the estimation of mineral reserves and mineral resources;

  •
  the realization of mineral reserve estimates;

  •
  the timing and amount of estimated future production (including 2017 and average attributable annual production over the next five years);

  •
  the costs of future production;

  •
  reserve determination;

  •
  estimated reserve conversion rates and produced but not yet delivered ounces;

  •
  any statements as to future dividends, the ability to fund outstanding commitments and the ability to continue to acquire accretive precious metal stream interests;

  •
  confidence in the Corporation's business structure;

  •
  the Corporation's position relating to any dispute with the Canada Revenue Agency (the "CRA") and the Corporation's intention to defend reassessments issued by the CRA; the impact of potential taxes, penalties and interest payable to the CRA; possible audits for taxation years subsequent to 2013; estimates as to amounts that may be reassessed by the CRA in respect of taxation years subsequent to 2010; amounts that may be payable in respect of penalties and interest; the Corporation's intention to file future tax returns in a manner consistent with previous filings; that the CRA will continue to accept the Corporation's posting security for amounts sought by the CRA under the Reassessments (as defined herein) or will accept posting security for any other amounts that may be sought by the CRA under other notices of reassessment; the length of time it would take to resolve any dispute with the CRA or an objection to a reassessment; and assessments of the impact and resolution of various tax matters, including outstanding audits, proceedings with the CRA and proceedings before the courts; and

  •
  assessments of the impact and resolution of various legal and tax matters, including but not limited to outstanding class actions.

        Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "projects", "intends", "anticipates" or "does not anticipate", or "believes", "potential", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved".

        Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Corporation to be materially different from those expressed or implied by such forward-looking statements, including but not limited to:

  •
  any decision to not proceed with the proposed name change from Silver Wheaton Corp. to Wheaton Precious Metals Corp., the failure to receive shareholder approval for such name change or delays in implementing the proposed name change;

  •
  that the acquisition of Los Filos will not be completed;

  •
  risks related to the satisfaction of each party's obligations in accordance with the terms of the precious metal purchase agreements, including any acceleration of payments, estimated throughput and exploration potential;

  •
  fluctuations in the price of commodities;

  •
  risks related to the mining operations from which the Corporation purchases silver or gold (the "Mining Operations") including risks related to fluctuations in the price of the primary commodities mined at such operations, actual results of mining and exploration activities, environmental, economic and political risks of the jurisdictions in which the Mining Operations are located, and changes in project parameters as plans continue to be refined;

  •
  absence of control over the Mining Operations and having to rely on the accuracy of the public disclosure and other information the Corporation receives from the owners and operators of the Mining Operations as the basis for its analyses, forecasts and assessments relating to its own business;

  •
  Primero not being able to defend the validity of the Advance Pricing Agreement (the "2012 APA") issued by the SAT in 2012, being unable to pay taxes in Mexico based on realized silver prices or the SAT proceedings or actions otherwise have an adverse impact on the business, financial condition or results of operation of Primero;

  •
  Primero not being able to continue as a going concern;

  •
  Primero not being able to obtain a satisfactory resolution of the unionized employee strike at the San Dimas mine within three months;

  •
  Primero not being able to secure additional funding, resume San Dimas mine operations to normal operating capacity, reduce cash outflows or have a successful outcome to a strategic review process;

  •
  Primero failing to make required payments or otherwise defaulting under the Primero Facility and the Corporation having to meet its guarantee obligations;

  •
  differences in the interpretation or application of tax laws and regulations or accounting policies and rules, and the Corporation's interpretation of, or compliance with, tax laws and regulations or accounting policies and rules, is found to be incorrect or the tax impact to the Corporation's business operations is materially different than currently contemplated;

  •
  any challenge by the CRA of the Corporation's tax filings is successful and the potential negative impact to the Corporation's previous and future tax filings;

  •
  the Corporation's business or ability to enter into precious metal purchase agreements is materially impacted as a result of any CRA reassessment;

  •
  any reassessment of the Corporation's tax filings and the continuation or timing of any such process is outside the Corporation's control;

  •
  any requirement to pay reassessed tax;

  •
  the Corporation is not assessed taxes on its foreign subsidiary's income on the same basis that the Corporation pays taxes on its Canadian income, if taxable in Canada;

  •
  interest and penalties associated with a CRA reassessment having an adverse impact on the Corporation's financial position;

  •
  litigation risk associated with a challenge to the Corporation's tax filings;

  •
  credit and liquidity risks;

  •
  indebtedness and guarantees risks;

  •
  hedging risk;

  •
  competition in the mining industry;

  •
  risks related to the Corporation's acquisition strategy;

  •
  risks related to the market price of the Common Shares;

  •
  equity price risks related to the Corporation's holding of long-term investments in other exploration and mining companies;

  •
  risks related to the declaration, timing and payment of dividends;

  •
  the ability of the Corporation and the Mining Operations to retain key management employees or procure the services of skilled and experienced personnel;

  •
  litigation risk associated with outstanding legal matters;

  •
  risks related to claims and legal proceedings against the Corporation or the Mining Operations;

  •
  risks relating to unknown defects and impairments;

  •
  risks relating to security over underlying assets;

  •
  risks related to ensuring the security and safety of information systems, including cyber security risks;

  •
  risks related to the adequacy of internal control over financial reporting;

  •
  risks related to governmental regulations;

  •
  risks related to international operations of the Corporation and the Mining Operations;

  •
  risks relating to exploration, development and operations at the Mining Operations;

  •
  risks related to the ability of the companies with which the Corporation has precious metal purchase agreements to perform their obligations under those precious metal purchase agreements in the event of a material adverse effect on the results of operations, financial condition, cash flows or business of such companies;

  •
  risks related to environmental regulation and climate change;

  •
  the ability of the Corporation and the Mining Operations to obtain and maintain necessary licenses, permits, approvals and rulings;

  •
  the ability of the Corporation and the Mining Operations to comply with applicable laws, regulations and permitting requirements;

  •
  lack of suitable infrastructure and employees to support the Mining Operations;

  •
  uncertainty in the accuracy of mineral reserve and mineral resource estimates;

  •
  inability to replace and expand mineral reserves;

  •
  risks relating to production estimates from Mining Operations, including anticipated timing of the commencement of production by certain Mining Operations;

  •
  uncertainties related to title and indigenous rights with respect to the mineral properties of the Mining Operations;

  •
  fluctuation in the commodity prices other than silver or gold;

  •
  the ability of the Corporation and the Mining Operations to obtain adequate financing;

  •
  the ability of Mining Operations to complete permitting, construction, development and expansion;

  •
  challenges related to global financial conditions;

  •
  risks relating to future sales or the issuance of equity securities; and

  •
  other risks disclosed under the heading "Risk Factors" in this Prospectus and in the documents incorporated by reference herein.

        Forward-looking statements are based on assumptions management currently believes to be reasonable including, but not limited to:

  •
  the receipt of shareholder approval for the proposed name change from Silver Wheaton Corp. to Wheaton Precious Metals Corp.;

  •
  that the acquisition of Los Filos will be completed;

  •
  the satisfaction of each party's obligations in accordance with the precious metal purchase agreements;

  •
  no material adverse change in the market price of commodities;

  •
  that the Mining Operations will continue to operate and the mining projects will be completed in accordance with public statements and achieve their stated production estimates;

  •
  the continuing ability to fund or obtain funding for outstanding commitments;

  •
  that Primero is able to obtain a satisfactory resolution of the unionized employee strike at the San Dimas mine within three months;

  •
  that Primero is able to continue as a going concern;

  •
  that Primero will make all required payments and not be in default under the Primero Facility;

  •
  the Corporation's ability to source and obtain accretive precious metal stream interests;

  •
  expectations regarding the resolution of legal and tax matters, including the ongoing class action litigation and CRA audit involving the Corporation;

  •
  that the Corporation will be successful in challenging any reassessment by the CRA;

  •
  the Corporation has properly considered the application of Canadian tax law to its structure and operations;

  •
  the Corporation will continue to be permitted to post security for amounts sought by the CRA under notices of reassessment;

  •
  the Corporation has filed its tax returns and paid applicable taxes in compliance with Canadian tax law;

  •
  the Corporation will not change its business as a result of any CRA reassessment;

  •
  the Corporation's ability to enter into new precious metal purchase agreements will not be impacted by any CRA reassessment;

  •
  expectations and assumptions concerning prevailing tax laws and the potential amount that could be reassessed as additional tax, penalties and interest by the CRA;

  •
  any foreign subsidiary income, if taxable in Canada, would be subject to the same or similar tax calculations as the Corporation's Canadian income, including the Corporation's position, in respect of precious metal purchase agreements with upfront payments paid in the form of a deposit, that the estimates of income subject to tax is based on the cost of precious metal acquired under such precious metal purchase agreements being equal to the market value of such precious metal;

  •
  the estimate of the recoverable amount for any precious metal purchase agreement with an indicator of impairment; and

  •
  other assumptions and factors as set out herein.

        Although the Corporation has attempted to identify important factors that could cause actual results, level of activity, performance or achievements to differ materially from those contained in forward-looking statements, there may be other factors that cause results, level of activity, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate and even if events or results described in the forward-looking statements are realized or substantially realized, there can be no assurance that they will have the expected consequences to, or effects on, the Corporation. Accordingly, readers should not place undue reliance on forward-looking statements and are cautioned that actual outcomes may vary. The forward-looking statements included and incorporated by reference in this Prospectus are for the purpose of providing investors with information to assist them in understanding the Corporation's expected financial and operational performance and may not be appropriate for other purposes. Any forward-looking statement speaks only as of the date on which it is made. The Corporation does not undertake to update any forward-looking statements that are included or incorporated by reference herein, except in accordance with applicable securities laws.

AVAILABLE INFORMATION

        The Corporation is subject to the informational requirements of the United States Securities Exchange Act of 1934 (the "Exchange Act") and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with Canadian disclosure requirements, which requirements are different from those of the United States. As a foreign private issuer, the Corporation is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Corporation's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by the Corporation with, or furnished to, the SEC may be inspected and copied at the public reference facilities maintained by the SEC in the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549 by paying a fee. Prospective investors may call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information regarding the public reference facilities. The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

        The Corporation has filed with the SEC a registration statement (the "Registration Statement") on Form F-10 under the U.S. Securities Act with respect to the Securities. This Prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Corporation and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC's website: www.sec.gov.

CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

        This Prospectus, including the documents incorporated by reference herein, has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of United States securities laws. The terms "mineral reserve", "proven mineral reserve" and "probable mineral reserve" are Canadian mining terms defined in accordance with Canadian National Instrument 43-101 — Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum (the "CIM") — CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in Industry Guide 7 ("SEC Industry Guide 7") under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"). Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Also, under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

        In addition, the terms "mineral resource", "measured mineral resource", "indicated mineral resource" and "inferred mineral resource" are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves. "Inferred mineral resources" have a great amount of uncertainty as to their existence and as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Mineral resources that are not mineral reserves do not have demonstrated economic viability. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in place tonnage and grade without reference to unit measures.

        Accordingly, information contained in this Prospectus and the documents incorporated by reference herein that describes the Corporation's mineral deposits may not be comparable to similar information made public by U.S. companies subject to reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

        See "Description of the Business — Technical Information" in the Annual Information Form (as defined herein), which is incorporated by reference herein, for a description of certain of the mining terms used in this Prospectus and the documents incorporated by reference herein.

 FINANCIAL INFORMATION

        Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus is determined using IFRS, which differs from United States generally accepted accounting principles.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

        The financial statements of the Corporation incorporated by reference in this Prospectus are reported in United States dollars. All dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars and are referred to as "United States dollars" or "US$". Canadian dollars are referred to as "Canadian dollars" or "C$".

        The high, low and closing noon spot rates for Canadian dollars in terms of the United States dollar for each of the two years in the period ended December 31, 2016, as quoted by the Bank of Canada, were as follows:

	Year ended December 31
	2016		2015
High	C$	1.4589	C$	1.3990
Low	C$	1.2544	C$	1.1728
Closing	C$	1.3427	C$	1.3840

        On April 5, 2017, the noon spot rate for Canadian dollars in terms of the United States dollar, as quoted by the Bank of Canada, was US$1.00 = C$1.3411.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in each of the provinces of Canada and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Corporation at Suite 3500 – 1021 West Hastings Street, Vancouver, British Columbia, V6E 0C3, telephone (604) 684-9648, and are also available electronically at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. The filings of the Corporation through the System for Electronic Document Analysis and Retrieval ("SEDAR") and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein.

        The following documents, filed by the Corporation with the securities commissions or similar authorities in each of the provinces of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

  (a)
  the annual information form (the "Annual Information Form") of the Corporation for the year ended December 31, 2016 dated March 31, 2017;

  (b)
  the audited consolidated financial statements of the Corporation as at and for the years ended December 31, 2016 and 2015, together with the independent registered public accounting firm's report thereon and the notes thereto (the "Annual Financial Statements");

  (c)
  management's discussion and analysis of the Corporation for the year ended December 31, 2016;

  (d)
  the management information circular of the Corporation dated March 21, 2017 prepared in connection with the annual and special meeting of shareholders of the Corporation to be held on May 10, 2017; and

  (e)
  the material change report of the Corporation dated March 23, 2017 with respect to the Corporation's proposed name change.

        Any document of the type referred to in section 11.1 of Form 44-101F1 of National Instrument 44-101 — Short Form Prospectus Distributions filed by the Corporation with the securities commissions or similar regulatory authorities in the applicable provinces of Canada after the date of this Prospectus and prior to the date that is 25 months from the date hereof shall be deemed to be incorporated by reference in this Prospectus. In addition, any document filed by the Corporation with, or furnished by the Corporation to, the SEC pursuant to the Exchange Act, subsequent to the date of this Prospectus and prior to the date that is 25 months from the date hereof shall be deemed to be incorporated by reference into the registration statement of which this Prospectus forms a part (in the case of any Report on Form 6-K, if and to the extent provided in such report). To the extent that any document or information incorporated by reference into this Prospectus is included in a report that is filed with or furnished to the SEC, such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

        A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

        Upon a new annual information form and the related annual financial statements being filed by the Corporation with the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements (and related management's discussion and analysis in the interim reports for such periods), material change reports and management information circulars filed prior to the commencement of the Corporation's financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous interim consolidated financial statements and the accompanying management's discussion and analysis filed shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for the annual meeting of shareholders being filed by the Corporation with the applicable securities regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been, or will be, filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (1) the documents listed under "Documents Incorporated by Reference"; (2) the consent of Deloitte LLP; (3) the consent of Cassels Brock & Blackwell LLP; (4) powers of attorney from certain of the Corporation's directors and officers (included in the Registration Statement); (5) the consents of the "qualified persons" and other persons referred to in this Prospectus under "Interests of Experts"; and (6) the form of debt indenture. A copy of the form of warrant agreement, subscription receipt agreement, or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

 THE CORPORATION

  General

        Silver Wheaton is a mining company which generates its revenue primarily from the sale of silver and gold. To date, the Corporation has entered into 19 long-term purchase agreements and two early deposit long-term purchase agreements associated with silver and/or gold, relating to 30 different mining assets, whereby Silver Wheaton acquires silver and gold production from the counterparties for a per ounce cash payment at or below the prevailing market price. The primary drivers of the Corporation's financial results are the volume of silver and gold production at the various mines to which the precious metal purchase agreements relate and the price of silver and gold realized by Silver Wheaton upon sale.

        The Corporation is actively pursuing future growth opportunities, primarily by way of entering into additional long-term precious metal purchase agreements. There is no assurance, however, that any potential transaction will be successfully completed.

        For a further description of the business of the Corporation, see the sections entitled "Corporate Structure" and "Description of the Business" in the Annual Information Form.

CONSOLIDATED CAPITALIZATION

        There have been no material changes in the share and loan capital of the Corporation, on a consolidated basis, since the date of the Annual Financial Statements, which are incorporated by reference in this Prospectus.

        The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the Corporation's share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

        The net proceeds to Silver Wheaton from any offering of Securities, the proposed use of those proceeds and the specific business objectives which the Corporation expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

        There may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that we spend in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under "Risk Factors" and any other factors set forth in the applicable Prospectus Supplement. The Corporation may invest funds which it does not immediately use. Such investments may include short-term marketable investment grade securities. The Corporation may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus. See "Risk Factors".

EARNINGS COVERAGE RATIO

        Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement with respect to the issuance of Debt Securities pursuant to this Prospectus.

PLAN OF DISTRIBUTION

        The Corporation may, from time to time, during the 25-month period that this Prospectus remains valid, offer for sale and issue Securities. The Corporation may issue and sell up to US$2,000,000,000, in the aggregate, of Securities.

        The Corporation may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of

Securities, the public offering price or prices of the Securities and the proceeds to the Corporation from the sale of the Securities.

        The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on the TSX, NYSE or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Corporation.

        Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Corporation to indemnification by the Corporation against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

        In connection with any offering of Securities, other than an "at-the-market distribution", the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter or dealer involved in an "at the market distribution", as defined in NI 44-102, no affiliate of such an underwriter or dealer and no person acting jointly or in concert with such an underwriter or dealer will over allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

        Unless otherwise specified in the applicable Prospectus Supplement, the Corporation does not intend to list any of the Securities other than the Common Shares on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Debt Securities, Subscription Receipts, Units and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Preferred Shares, Debt Securities, Subscription Receipts, Units and Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

DESCRIPTION OF SECURITIES

Common Shares

        The authorized share capital of the Corporation consists of an unlimited number of Common Shares. As of the date of this Prospectus, there are an aggregate of 441,517,017 Common Shares issued and outstanding. In addition, as of the date of this Prospectus, there were 4,507,450 Common Shares issuable upon the exercise of outstanding stock options, 311,041 Common Shares issuable upon the vesting of restricted share units and 10,000,000 outstanding Warrants. The Common Shares may be offered separately or together with other Securities, as the case may be.

        Holders of Common Shares are entitled to receive notice of any meetings of shareholders of the Corporation, to attend and to cast one vote per Common Share at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. In 2014, the Corporation adopted advance notice provisions for the nomination of directors which apply in circumstances where director nominations are made by shareholders of the Corporation, other than in connection with (i) the requisition of a shareholders' meeting, or (ii) a shareholder proposal, in each case made pursuant to the Business Corporations Act (Ontario). The advance notice provisions fix a deadline by which holders of record of Common Shares must submit director nominations to the Corporation prior to any annual or special meeting of shareholders and sets forth the information that a shareholder must include in the notice to the Corporation.

        Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the Corporation's Board of Directors at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of the Corporation, are entitled to receive on a pro rata basis the net assets of the Corporation after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Common Shares with respect to dividends or liquidation. Although the articles of the Corporation provide for the potential issuance of Preferred Shares, there is currently no other series or class of shares outstanding which ranks senior in priority to the Common Shares. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. The Common Shares do not carry any provisions permitting or restricting the issuance of additional securities or other material restrictions, nor do they contain any provisions requiring a securityholder to contribute additional capital.

Preferred Shares

        The authorized share capital of the Corporation consists of an unlimited number of Preferred Shares. As of the date of this Prospectus, there are no Preferred Shares issued and outstanding. The Preferred Shares may be offered separately or together with other Securities, as the case may be.

        The Preferred Shares may, at any time or from time to time, be issued in one or more series. The Corporation's Board of Directors shall fix before issue, the number of, the consideration per share of, the designation of, and the provisions attaching to the shares of each series. Except as required by law or as otherwise determined by the Corporation's Board of Directors in respect of a series of shares, the holder of a Preferred Share shall not be entitled to vote at meetings of shareholders. The Preferred Shares of each series rank on a priority with the Preferred Shares of every other series and are entitled to preference over the Common Shares and any other shares ranking subordinate to the Preferred Shares with respect to priority and payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation. The Preferred Shares do not carry any provisions permitting or restricting the issuance of additional securities or other material restrictions, nor do they contain any provisions requiring a securityholder to contribute additional capital.

Debt Securities

        In this section describing the Debt Securities, the term "Corporation" refers only to Silver Wheaton Corp. without any of its subsidiaries.

        As of the date of this Prospectus, there are no Debt Securities outstanding. The following description sets forth certain general terms and provisions of Debt Securities that may be issued hereunder and is not intended to be complete. The Debt Securities may be offered separately or together with other Securities, as the case may be. The specific terms of Debt Securities, including the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement.

        The Debt Securities will be issued in one or more series under an indenture (the "Indenture") to be entered into between the Corporation and one or more trustees (the "Trustee") that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part and will be filed with the securities commissions or similar authorities in each of the provinces of Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture.

        The Corporation may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

        The Indenture does not limit the aggregate principal amount of Debt Securities which the Corporation may issue under the Indenture and does not limit the amount of other indebtedness that the Corporation may incur. The Indenture provides that the Corporation may issue Debt Securities from time to time in one or more series which may be denominated and payable in United States dollars, Canadian dollars or any other currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture also permits the Corporation, without the consent of the holders of any Debt Securities, to increase the principal amount of any series of Debt Securities the Corporation has previously issued under the Indenture and to issue such increased principal amount.

        The particular terms relating to Debt Securities offered by a Prospectus Supplement (the "Offered Securities") will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  •
  the specific designation of the Offered Securities; any limit on the aggregate principal amount of the Offered Securities; the date or dates, if any, on which the Offered Securities will mature and the portion (if less than all of the principal amount) of the Offered Securities to be payable upon declaration of acceleration of maturity;

  •
  the rate or rates (whether fixed or variable) at which the Offered Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Offered Securities that are in registered form;

  •
  the terms and conditions under which the Corporation may be obligated to redeem, repay or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or otherwise;

  •
  the terms and conditions upon which the Corporation may redeem the Offered Securities, in whole or in part, at its option;

  •
  the covenants applicable to the Offered Securities;

  •
  the terms and conditions for any conversion or exchange of the Offered Securities for any other securities;

  •
  whether the Offered Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Offered Securities which are in bearer form and as to exchanges between registered form and bearer form;

  •
  whether the Offered Securities will be issuable in the form of registered global securities ("Global Securities"), and, if so, the identity of the depositary for such registered Global Securities;

  •
  the denominations in which registered Offered Securities will be issuable, if other than denominations of US$2,000 and integral multiples of US$1,000 and the denominations in which bearer Offered Securities will be issuable, if other than US$5,000;

  •
  each office or agency where payments on the Offered Securities will be made (if other than the offices or agencies described under the heading "Payment" below) and each office or agency where the Offered Securities may be presented for registration of transfer or exchange;

  •
  if other than United States dollars, the currency in which the Offered Securities are denominated or the currency in which the Corporation will make payments on the Offered Securities;

  •
  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Offered Securities; and

  •
  any other terms of the Offered Securities which apply solely to the Offered Securities, or terms described herein as generally applicable to the Debt Securities which are not to apply to the Offered Securities.

        Unless otherwise indicated in the applicable Prospectus Supplement:

  •
  holders may not tender Debt Securities to the Corporation for repurchase; and

  •
  the rate or rates of interest on the Debt Securities will not increase if the Corporation becomes involved in a highly leveraged transaction or the Corporation is acquired by another entity.

        The Corporation may issue Debt Securities under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance and, in such circumstances, the Corporation may offer and sell those Debt Securities at a discount below their stated principal amount. The Corporation will describe in the applicable Prospectus Supplement any Canadian and U.S. federal income tax consequences and other special considerations applicable to any discounted Debt Securities or other Debt Securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or U.S. federal income tax purposes.

        Any Debt Securities issued by the Corporation will be direct, unconditional and unsecured obligations of the Corporation and will rank equally among themselves and with all of the Corporation's other unsecured, unsubordinated obligations, except to the extent prescribed by law. Debt Securities issued by the Corporation will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness, of the Corporation's subsidiaries. The Corporation will agree to provide to the Trustee (i) annual reports containing audited financial statements and (ii) quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

Form, Denomination, Exchange and Transfer

        Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will issue Debt Securities only in fully registered form without coupons, and in denominations of US$2,000 and integral multiples of US$1,000. Debt Securities may be presented for exchange and registered Debt Securities may be presented for registration of transfer in the manner to be set forth in the Indenture and in the applicable Prospectus Supplement, without service charges. The Corporation may, however, require payment sufficient to cover any taxes or other governmental charges due in connection with the exchange or transfer. The Corporation will appoint the Trustee as security registrar. Bearer Debt Securities and the coupons applicable to bearer Debt Securities thereto will be transferable by delivery.

Payment

        Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will make payments on registered Debt Securities (other than Global Securities) at the office or agency of the Trustee, except that the Corporation may choose to pay interest (a) by check mailed to the address of the person entitled to such payment as specified in the security register, or (b) by wire transfer to an account maintained by the person entitled to such payment as specified in the security register. Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation will pay any interest due on registered Debt Securities to the persons in whose name such registered Securities are registered on the day or days specified in the applicable Prospectus Supplement.

Registered Global Securities

        Unless otherwise indicated in the applicable Prospectus Supplement, registered Debt Securities of a series will be issued in global form that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement. Global Securities will be registered in the name of the Depositary, and the Debt Securities included in the Global Securities may not be transferred to the name of any other direct holder unless the special circumstances described below occur. Any person wishing to own Debt Securities issued in the form of Global Securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that, in turn, has an account with the Depositary.

  Special Investor Considerations for Global Securities

        The Corporation's obligations under the Indenture, as well as the obligations of the Trustee and those of any third parties employed by the Corporation or the Trustee, run only to persons who are registered as holders of Debt Securities. For example, once the Corporation makes payment to the registered holder, the Corporation has no further responsibility for the payment even if that holder is legally required to pass the payment along to an investor but does not do so. As an indirect holder, an investor's rights relating to a Global Security will be governed by the account rules of the investor's financial institution and of the Depositary, as well as general laws relating to debt securities transfers.

        An investor should be aware that when Debt Securities are issued in the form of Global Securities:

  •
  the investor cannot have Debt Securities registered in his or her own name;

  •
  the investor cannot receive physical certificates for his or her interest in the Debt Securities;

  •
  the investor must look to his or her own bank, brokerage firm or other financial institution for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities;

  •
  the investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to hold the physical certificates of Debt Securities that they own;

  •
  the Depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the Global Security; the Corporation and the Trustee will have no responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Global Security; the Corporation and the Trustee also do not supervise the Depositary in any way; and

  •
  the Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds.

  Special Situations When Global Security Will be Terminated

        In a few special situations described below, a Global Security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, an investor may choose whether to hold Debt Securities directly or indirectly through an account at its bank, brokerage firm or other financial institution. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in Debt Securities transferred into their own names, so that they will be registered holders of the Debt Securities represented by each Global Security.

        The special situations for termination of a Global Security are:

  •
  when the Depositary notifies the Corporation that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named); and

  •
  when and if the Corporation decides to terminate a Global Security.

        The Prospectus Supplement may list situations for terminating a Global Security that would apply only to the particular series of Debt Securities covered by the Prospectus Supplement. When a Global Security terminates, the Depositary (and not the Corporation or the Trustee) will be responsible for deciding the names of the institutions that will be the initial direct holders.

Events of Default

        Unless otherwise indicated in the applicable Prospectus Supplement, the term "Event of Default" with respect to Debt Securities of any series means any of the following:

  (a)
  default in the payment of the principal of (or any premium on) any Debt Security of that series at its Maturity;

  (b)
  default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

  (c)
  default in the deposit of any sinking fund payment, when the same becomes due by the terms of the Debt Securities of that series;

  (d)
  default in the performance, or breach, of any other covenant or agreement of the Corporation in the Indenture in respect of the Debt Securities of that series (other than a covenant or agreement for which default or breach is specifically dealt with elsewhere in the Indenture), where such default or breach continues for a period of 90 days after written notice thereof to the Corporation by the Trustee or the holders of at least 25 per cent in principal amount of all outstanding Debt Securities affected thereby;

  (e)
  certain events of bankruptcy, insolvency or reorganization; or

  (f)
  any other event of default provided with respect to the Debt Securities of that series.

        If an Event of Default occurs and is continuing with respect to Debt Securities of any series, then the Trustee or the holders of not less than 25 per cent in principal amount of the outstanding Debt Securities of that series may require the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all the outstanding Debt Securities of that series and any accrued but unpaid interest on such Debt Securities be paid immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series or all series affected (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of such series or of all series affected (or of all series, as the case may be), by written notice to the Corporation and the Trustee, may, under certain circumstances, rescind and annul such acceleration. The applicable Prospectus Supplement will contain provisions relating to acceleration of the maturity of a portion of the principal amount of Original Issue Discount Securities or Indexed Securities upon the occurrence of any Event of Default and the continuation thereof.

        Other than its duties in the case of an Event of Default, the Trustee will not be obligated to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless the holders have offered to the Trustee reasonable indemnity. If the holders provide reasonable indemnity, the holders of a majority in principal amount of the outstanding Debt Securities of all series affected by an Event of Default may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of all series affected by such Event of Default.

        No holder of a Debt Security of any series will have any right to institute any proceedings, judicial or otherwise, unless:

  •
  such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series;

  •
  the holders of at least 25 per cent in principal amount of the outstanding Debt Securities of all series affected by such Event of Default have made written request and have offered reasonable indemnity to the Trustee to institute such proceedings as trustee; and

  •
  the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in the aggregate principal amount of outstanding Debt Securities of all series affected by such Event of Default a direction inconsistent with such request, within 60 days after such notice, request and offer.

        However, these limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of principal of or interest on such Debt Security on or after the applicable due date of such payment.

        The Corporation will be required to furnish to the Trustee annually an officers' certificate as to the performance of certain of its obligations under the Indenture and as to any default in such performance.

Defeasance

        In this section, the term "defeasance" means discharge from some or all of the Corporation's obligations under the Indenture with respect to Debt Securities of a particular series. Unless otherwise stated in the applicable Prospectus Supplement, if the Corporation deposits with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity or a redemption date of the Debt Securities of a particular series, then at its option:

  •
  the Corporation will be discharged from its obligations with respect to the Debt Securities of such series with certain exceptions, and the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities and certain other limited rights. Such holders may look only to such deposited funds or obligations for payment; or

  •
  the Corporation will no longer be under any obligation to comply with certain covenants under the Indenture, and certain Events of Default will no longer apply to it.

        Unless otherwise stated in the applicable Prospectus Supplement, to exercise defeasance the Corporation also must deliver to the Trustee:

  •
  an opinion of U.S. counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities of the applicable series to recognize income, gain or loss for U.S. federal income tax purposes and that holders of the Debt Securities of that series will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

  •
  an opinion of Canadian counsel or a ruling from Canada Revenue Agency that there would be no such recognition of income, gain or loss for Canadian federal or provincial income tax purposes and that holders of the Debt Securities of that series will be subject to Canadian federal and provincial income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

        In addition, no Event of Default with respect to the Debt Securities of the applicable series can have occurred and the Corporation cannot be an insolvent person under the Bankruptcy and Insolvency Act (Canada). In order for U.S. counsel to deliver the opinion that would allow the Corporation to be discharged from all of its obligations under the Debt Securities of any series, the Corporation must have received from, or there must have been published by, the Internal Revenue Service a ruling, or there must have been a change in law so that the deposit and defeasance would not cause holders of the Debt Securities of such series to recognize income, gain or loss for U.S. federal income tax purposes and so that such holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

Modifications and Waivers

        The Corporation may modify or amend the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by such modification or amendment; provided, however, unless otherwise stated in the applicable Prospectus Supplement, that the Corporation will be required to receive consent from the holder of each outstanding Debt Security of such affected series to:

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  change the stated maturity of the principal of, or interest on, such outstanding Debt Security;

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  reduce the principal amount of or interest on such outstanding Debt Security;

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  reduce the amount of the principal payable upon the acceleration of the maturity of an outstanding Original Issue Discount Security;

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  change the place or currency of payments on such outstanding Debt Security;

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  reduce the percentage in principal amount of outstanding Debt Securities of such series, from which the consent of holders is required to modify or amend the Indenture or waive compliance with certain provisions of the Indenture or waive certain defaults; or

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  modify any provisions of the Indenture relating to modifying or amending the Indenture or waiving past defaults or covenants except as otherwise specified.

        The holders of a majority in principal amount of Debt Securities of any series or of the affected series may waive the Corporation's compliance with certain restrictive provisions of the Indenture with respect to such series. The holders of a majority in principal amount of outstanding Debt Securities of all series with respect to which an Event of Default has occurred may waive any past default under the Indenture, except a default in the payment of the principal of or interest on any Debt Security or in respect of any item listed above.

        The Indenture or the Debt Securities may be amended or supplemented, without the consent of any holder of such Debt Securities, in order to, among other things, cure any ambiguity or inconsistency, or to make any change, in any case, that does not adversely affect the interests of any holder of such Debt Securities.

Consent to Jurisdiction and Service

        Under the Indenture, the Corporation will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Offered Securities or the Indenture that may be instituted in any United States federal or New York state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

Governing Law

        The Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Judgments

        Since a substantial portion of the assets of the Corporation are outside the United States, any judgment obtained in the United States against the Corporation may need to be satisfied by seeking enforcement of such judgment in a court located outside of the United States from the Corporation's assets. The Corporation has been advised by its Canadian counsel, Cassels Brock & Blackwell LLP, that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of United States courts, of civil liabilities predicated upon United States federal securities laws.

The Trustee

        The Trustee under the Indenture or its affiliates may provide banking and other services to the Corporation in the ordinary course of their business.

        The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Corporation's creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with the Corporation. If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign.

Subscription Receipts

        As of the date of this Prospectus, there are no Subscription Receipts outstanding. The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. The Subscription Receipts may be offered separately or together with other Securities, as the case may be.

        Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Securities or a combination of Securities. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), each to be entered into between the Corporation and an escrow agent (the "Escrow Agent") that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

        The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. You should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering or Subscription Receipts will be filed by the Corporation with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Corporation has entered into it.

        The particular terms of each issue of Subscription Receipts will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  •
  the designation and aggregate number of such Subscription Receipts being offered;

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  the price at which such Subscription Receipts will be offered;

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  the designation, number and terms of the Securities to be received by the holders of such Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

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  the conditions (the "Release Conditions") that must be met in order for holders of such Subscription Receipts to receive, for no additional consideration, Securities;

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  the procedures for the issuance and delivery of the Securities to holders of such Subscription Receipts upon satisfaction of the Release Conditions;

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  whether any payments will be made to holders of such Subscription Receipts upon delivery of the Securities upon satisfaction of the Release Conditions;

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  the identity of the Escrow Agent;

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  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

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  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Corporation upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

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  procedures for the refund by the Escrow Agent to holders of such Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

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  any contractual right of rescission to be granted to initial purchasers of such Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

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  any entitlement of the Corporation to purchase such Subscription Receipts in the open market by private agreement or otherwise;

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  if the Subscription Receipts are issued as a Unit with another Security, the date, if any, on and after which the Subscription Receipts and the other Security will be separately transferable;

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  whether the Corporation will issue such Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

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  whether the Corporation will issue such Subscription Receipts as bearer securities, as registered securities or both;

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  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of such Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

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  whether the Corporation will apply to list such Subscription Receipts on any exchange;

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  material United States and Canadian federal income tax consequences of owning such Subscription Receipts; and

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  any other material terms or conditions of such Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

        The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Corporation. Holders of Subscription Receipts are entitled only to receive Securities on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.

Escrow

        The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Corporation (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

Modifications

        The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

        The Subscription Receipt Agreement will also specify that the Corporation may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Units

        As of the date of this Prospectus, there are no Units outstanding. The following description sets forth certain general terms and provisions of the Units that may be issued hereunder and is not intended to be complete. The Units may be offered separately or together with other Securities, as the case may be.

        Units may be issued at various times comprising any combination of the other Securities described in this Prospectus. Each Unit will be issued so that the holder of such Unit is also the holder of each Security composing such Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security (except in some cases where the right to transfer an included Security of a Unit may not occur without the transfer of the other included security comprising part of such Unit).

        The particular terms of each issue of Units will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

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  the designation and aggregate number of such Units being offered;

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  the price at which such Units will be offered;

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  the designation and terms of such Units and the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

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  any provisions for the issuance, payment, settlement, transfer or exchange of such Units or of the Securities comprising the units;

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  whether such Units will be issued in fully registered or global form;

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  whether the Corporation will apply to list such Units on any exchange;

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  material United States and Canadian Federal income tax consequences of owning such Units, including how the purchase price paid will be allocated among the Securities comprising the Units; and

any other material terms or conditions of such Units.

Warrants

        As of the date of this Prospectus, there are 10,000,000 Warrants outstanding. The following description sets forth certain general terms and provisions of Warrants that may be issued hereunder and is not intended to be complete. The Warrants may be offered separately or together with other Securities, as the case may be.

        Warrants may be issued at various times which will entitle the holders thereof to Common Shares, Preferred Shares, Units or Debt Securities. Warrants will be issued pursuant to one or more warrant indentures to be entered into by the Corporation and one or more banks or trust companies acting as warrant agent that will be named in the relevant Prospectus Supplement.

        The statements made in this Prospectus relating to any warrant indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable warrant indenture. You should refer to the warrant indenture relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture relating to an offering or Warrants will be filed by the Corporation with the securities regulatory authorities in applicable Canadian offering jurisdictions and the United States after the Corporation has entered into it.

        The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

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  the designation and aggregate number of such Warrants being offered;

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  the price at which such Warrants will be offered;

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  the designation, number and terms of the Common Shares, Preferred Shares, Units or Debt Securities, as applicable, purchasable upon exercise of such Warrants, and procedures that will result in the adjustment of those numbers;

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  the date on which the right to exercise such Warrants will commence and the date on which the right will expire;

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  the exercise price of such Warrants;

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  if the Warrants are issued as a Unit with another Security, the date, if any, on and after which such Warrants and the other Security will be separately transferable;

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  any minimum or maximum amount of Warrants that may be exercised at any one time;

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  any terms, procedures and limitations relating to the transferability, exchange or exercise of such Warrants;

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  whether such Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

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  provisions as to modification, amendment or variation of the warrant indenture or any rights or terms of such Warrants, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Preferred Shares, Units, Debt Securities or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Corporation's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

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  material United States and Canadian federal income tax consequences of owning such Warrants; and

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  any other material terms or conditions of such Warrants.

        Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants. The Corporation may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986), including, to the extent applicable, such consequences relating to Debt Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PRIOR SALES

        Information in respect of the Common Shares that were issued within the previous 12 month period, Common Shares that were issued upon the exercise of options or upon the vesting of restricted share units, and in respect of the grant of options or restricted share units to acquire Common Shares, will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

MARKET FOR SECURITIES

        The Common Shares are listed and posted for trading on the TSX in Canada and are listed on the NYSE in the United States under the symbol "SLW". Trading price and volume of the Common Shares will be provided as required in each Prospectus Supplement.

 RISK FACTORS

        An investment in securities of the Corporation is highly speculative and involves significant risks due to the nature of its business, which is the purchase and subsequent sale of silver and/or gold production from producing mining companies. Any prospective investor should carefully consider the risk factors set forth below and all of the other information contained in this Prospectus and any Prospectus Supplement (including, without limitation, the documents incorporated by reference herein and therein, including the Annual Information Form) before purchasing any of the securities distributed under a Prospectus Supplement. These risk factors could materially affect the Corporation's future operating results and could cause actual events to differ materially from those described in the forward-looking statements relating to the Corporation. The risks described in this Prospectus and any accompanying Prospectus Supplement and the documents incorporated by reference herein and therein are not the only risks facing the Corporation. Additional risks and uncertainties not currently known to the Corporation, or that the Corporation currently deems immaterial, may also materially and adversely affect its business.

Risks Relating to the Corporation

Commodity Prices

        The price of the Common Shares and the Corporation's financial results may be significantly and adversely affected by a decline in the price of silver or gold. The price of silver and gold fluctuates widely, especially in recent years, and is affected by numerous factors beyond the Corporation's control, including but not limited to, the sale or purchase of silver and gold by various central banks and financial institutions, interest rates, exchange rates, inflation or deflation, fluctuation in the value of the United States dollar and foreign currencies, global and regional supply and demand, and the political and economic conditions of major silver and gold producing countries throughout the world. The silver and gold markets tend to be cyclical, and a general downturn could result in a significant decrease in the Corporation's revenue. Any such price decline may have a material adverse effect on the Corporation.

        The profitability of Silver Wheaton's interests under the precious metal purchase agreements is directly related to the market price of silver and/or gold. The Corporation's revenue is sensitive to changes in the price of silver and gold and the overall condition of the precious metal mining industry, as it derives all of its of revenue from silver and gold streams.

        In the event that the prevailing market price of silver or gold is at or below the price at which the Corporation can purchase such commodities pursuant to the terms of the precious metal purchase agreements associated with its silver and gold interests, the Corporation will not generate positive cash flow or earnings.

        Silver and gold are by-product metals at all of the Mining Operations, other than at the Keno Hill district, including the Bellekeno mine in the Yukon Territory, Canada, the Loma de La Plata zone of the Navidad project in Argentina and the gold production associated with the Toroparu project located in Guyana, and therefore, the economic cut-off applied to the reporting of silver and gold reserves and resources will be influenced by changes in the commodity prices of other metals at the mines.

Risks Relating to the Mining Operations

        To the extent that they relate to the production of silver or gold from, or the continued operation of, the Mining Operations, the Corporation will be subject to the risk factors applicable to the operators of such mines or projects, some of which are set forth below under "Risks Relating to the Mining Operations".

No Control Over Mining Operations

        The Corporation has agreed to purchase a certain percentage of the silver and/or gold produced by the Mining Operations. The Corporation is not directly involved in the ownership or operation of mines and has no contractual rights relating to the operation of the Mining Operations. The owners and operators will generally have the power to determine the manner in which the relevant properties subject to the asset portfolio are exploited, including decisions to expand, advance, continue, reduce, suspend or discontinue production from a property and decisions about the marketing of products extracted from the property. The interests of the Corporation and the operators of the relevant properties may not always be aligned. As a result, the cash flows of the Corporation are dependent upon the activities of third parties which creates the risk that at any time those third parties may: (i) have business interests or targets that are inconsistent with those of the Corporation; (ii) take action contrary to the Corporation's policies or objectives; (iii) be unable or unwilling to fulfill their obligations under their agreements with the Corporation; or (iv) experience financial, operational or other difficulties, including insolvency, which could limit or suspend a third party's ability to perform its obligations under the precious metal purchase agreements. At any time, any of the operators of the Mining Operations may decide to suspend or discontinue operations, including if the costs to operate the mine exceed the revenues from operations. Except in limited circumstances, the Corporation will not be entitled to any material compensation if such operations do not meet their forecasted silver or gold production targets in any specified period or if the operations shut down, suspend or discontinue on a temporary or permanent basis. There can be no assurance that the silver or gold production from such properties will ultimately meet forecasts or targets. In addition, payments from production generally flow through the operator and there is a risk of delay and additional expense in receiving such revenues. The precious metal purchase agreement payments are calculated by the operators based on reported production and calculations of the Corporation's payments are subject to, and dependent upon, the adequacy and accuracy of the operators' production and accounting functions. Failure to receive payments under the precious metal purchase agreements to which the Corporation is entitled may have a material adverse effect on the Corporation. In addition, the Corporation must rely on the accuracy and timeliness of the public disclosure and other information it receives from the owners and operators of the Mining Operations, and uses such information, including production estimates, in its analyses, forecasts and assessments relating to its own business. If the information provided by such third parties to the Corporation contains material inaccuracies or omissions, the Corporation's ability to accurately forecast or achieve its stated objectives may be materially impaired.

Taxes

        A significant portion of the Corporation's operating profit is derived from its subsidiaries, including Silver Wheaton (Caymans) Ltd. which is incorporated and operated in the Cayman Islands and historically, Silverstone Resources (Barbados) Corp., which was incorporated and operated in Barbados, such that the Corporation's profits are subject to low income tax.

        The introduction of new tax laws, regulations or rules, or changes to, or differing interpretation of, or application of, existing tax laws, regulations or rules in Canada, the Cayman Islands, Barbados, Luxembourg, the Netherlands or any of the countries in which the Corporation's subsidiaries or the Mining Operations are located, or to which shipments of silver or gold are made, could result in an increase in the Corporation's taxes, or other governmental charges, duties or impositions. No assurance can be given that new tax laws, regulations or rules will not be enacted or that existing tax laws, regulations or rules will not be changed, interpreted or applied in a manner which could result in the Corporation's profits being subject to additional taxation or which could otherwise have a material adverse effect on the Corporation.

        Due to the size, complexity and nature of the Corporation's operations, various legal and tax matters are outstanding from time to time. If the Corporation is unable to resolve any of these matters favourably, there may be a material adverse effect on the Corporation.

Canada Revenue Agency Dispute and Audit of International Transactions

        The Corporation has been subject to an audit by the CRA of the Corporation's international transactions covering the 2005-2010 taxation years. On September 24, 2015, the Corporation announced that it had received Notices of Reassessment (the "Reassessments") from the CRA for the 2005-2010 taxation years which were consistent with the proposal letter (the "Proposal") from the CRA previously announced on July 6, 2015. The Reassessments seek to increase the Corporation's income subject to tax in Canada for the 2005-2010 taxation years by approximately C$715 million, which would result in Canadian federal and provincial tax of approximately C$201 million. In addition, the CRA is seeking to impose transfer pricing penalties of approximately C$72 million and interest and other penalties of C$81 million for the 2005-2010 taxation years. Total tax, interest and penalties sought by the CRA for the 2005-2010 taxation years is C$353 million.

        The CRA's position in the Reassessments is that the transfer pricing provisions of the Income Tax Act (Canada) relating to income earned by the Corporation's foreign subsidiaries outside of Canada should apply such that the Corporation's income subject to tax in Canada should be increased by an amount equal to substantially all of the income earned outside of Canada by the Corporation's foreign subsidiaries for the 2005-2010 taxation years. The Corporation believes that it has filed its tax returns and paid applicable taxes in compliance with Canadian tax law, and as a result no amounts have been recorded for any potential liability arising from this matter. Silver Wheaton intends to vigorously defend its tax filing positions. In connection with the CRA dispute, the Corporation has filed notices of objection in respect of the 2005-2010 taxation years and a Notice of Appeal with the Tax Court of Canada. If the Corporation were ultimately unsuccessful in defending its tax filing positions, it would result in the Corporation having to pay the full amount of any reassessed tax, interest and penalties. See "General Development of the Business — Three Year History — Canada Revenue Agency Dispute and Audit of International Transactions — 2005-2010 Taxation Years: Canada Revenue Agency Dispute" in the Annual Information Form for further details.

        The CRA has also commenced an audit of the Corporation's international transactions covering the 2011-2013 taxation years, which is currently ongoing. See "General Development of the Business — Three Year History — Canada Revenue Agency Dispute and Audit of International Transactions — 2011-2013 Taxation Years: Audit of International Transactions" in the Annual Information Form for further details.

        The Corporation's international transactions for taxation years subsequent to 2013 are not under audit, however they remain open to audit by the CRA. There is a risk that the CRA may take similar positions in those years as they have done previously and that such positions will result in the issuance of notices of reassessment for material amounts. The Corporation intends to vigorously defend its tax filing positions and remains confident in its structure and tax filing positions.

        In the event that the CRA issues one or more additional notices of reassessment for material amounts of tax, interest and penalties, the Corporation is prepared to vigorously defend its position. If the Corporation is unable to resolve any of these matters favourably, or if the CRA issues one or more additional notices of reassessment for material amounts of tax, interest and penalties, there may be a material adverse effect on the Corporation.

Credit and Liquidity Risk

        The Corporation is exposed to counterparty risks and liquidity risks including, but not limited to: (i) through the companies with which the Corporation has precious metal purchase agreements which may experience financial, operational or other difficulties, including insolvency, which could limit or suspend those companies' ability to perform their obligations under those precious metal purchase agreements; (ii) through financial institutions that hold the Corporation's cash and cash equivalents; (iii) through companies that have payables to the Corporation, including concentrate customers; (iv) through the Corporation's insurance providers; and (v) through the Corporation's lenders. The Corporation is also exposed to liquidity risks in meeting its operating expenditure requirements in instances where cash positions are unable to be maintained or appropriate financing is unavailable. These factors may impact the ability of the Corporation to obtain loans and other credit facilities in the future and, if obtained, on terms favourable to the Corporation. If these risks materialize, the Corporation's operations could be adversely impacted and the trading price of the Common Shares could be adversely affected.

        For instance, in respect item (i) above and the San Dimas precious metal purchase agreement with Primero, Primero has indicated that there is material uncertainty related to its ability to continue as a going concern. In the event that Primero is not able to continue to operate as a going concern, then, in Silver Wheaton's opinion, Primero may (i) be unable to deliver some or all of the silver ounces due under the San Dimas silver purchase agreement; (ii) otherwise default in its obligations under the San Dimas silver purchase agreement; (iii) cease operations at San Dimas if it is uneconomic to continue to operate the mine; or (iv) become insolvent. As a result, any of these or other adverse financial or operational consequences on Primero may also have a material adverse effect on Silver Wheaton's business, financial condition, results of operation and cash flows. In addition, there is no assurance that Silver Wheaton will be successful in enforcing its rights under the security interest granted by Primero and the guarantee granted by Goldcorp.

Indebtedness and Guarantees Risk

        Effective December 31, 2016, the Corporation had approximately $1.2 billion drawn under its $2.0 billion revolving credit facility (the "Amended Revolving Facility"). As a result of this indebtedness, the Corporation is required to use a portion of its cash flow to service principal and interest on the debt, which will limit the cash flow available for other business opportunities. The Corporation's ability to make scheduled payments of the principal of, to pay interest on, or to refinance indebtedness depends on its future performance, which is subject to economic, financial, competitive and other factors beyond its control. The Corporation may not continue to generate cash flow in the future sufficient to service debt and make necessary capital expenditures. If the Corporation is unable to generate such cash flow, it may be required to adopt one or more alternatives, such as reducing or eliminating dividends, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. The Corporation's ability to refinance indebtedness will depend on the capital markets and its financial condition at such time. The Corporation may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on its debt obligations.

        The terms of our Amended Revolving Facility require the Corporation to satisfy various affirmative and negative covenants and to meet certain financial ratios and tests. These covenants limit, among other things, the Corporation's ability to incur further indebtedness if doing so would cause it to fail to meet certain financial covenants, create certain liens on assets or engage in certain types of transactions. The Corporation can provide no assurances that in the future, it will not be limited in its ability to respond to changes in its business or competitive activities or be restricted in its ability to engage in mergers, acquisitions or dispositions of assets. Furthermore, a failure to comply with these covenants, including a failure to meet the financial tests or ratios, would likely result in an event of default under the Amended Revolving Facility and would allow the lenders to accelerate the debt, which could materially and adversely affect the Corporation's business, financial condition and results of operations and its ability to meet its payment obligations under debt, and the price of the Common Shares.

        In addition, Silver Wheaton and certain of its subsidiaries provided a guarantee to the lenders under the Primero Facility, capped at a maximum of $81.5 million, plus interest, fees and expenses. See "Description of the Business — San Dimas Mine" in the Annual Information Form for further details. As guarantors, Silver Wheaton and its subsidiaries are subject to the risk that Primero or any of its subsidiaries may default under the Primero Facility, in which case the guarantee can be called upon by lenders for the repayment of the secured obligations under the Primero Facility. Given the lenders under the Primero Facility have recourse against Silver Wheaton and its subsidiaries, any adverse financial or operational consequences on Primero may also have a material adverse effect on Silver Wheaton's business, financial condition, results of operation and cash flows.

Hedging Risk

        The Corporation has a policy that permits hedging its foreign exchange and interest rate exposures to reduce the risks associated with currency and interest rate fluctuations. The Corporation also has adopted a policy to allow the forward sale of forecast silver and gold deliveries provided that such sales shall not extend beyond the end of a financial quarter of the Corporation.

        Hedging involves certain inherent risks including: (a) credit risk — the risk that the creditworthiness of a counterparty may adversely affect its ability to perform its payment and other obligations under its agreement with the Corporation or adversely affect the financial and other terms the counterparty is able to offer the Corporation; (b) market liquidity risk — the risk that the Corporation has entered into a hedging position that cannot be closed out quickly, by either liquidating such hedging instrument or by establishing an offsetting position; and (c) unrealized fair value adjustment risk — the risk that, in respect of certain hedging products, an adverse change in market prices for commodities, currencies or interest rates will result in the Corporation incurring losses in respect of such hedging products as a result of the hedging products being out-of-the money on their settlement dates.

        There is no assurance that a hedging program designed to reduce the risks associated with foreign exchange/currency, interest rate or commodity fluctuations will be successful. Although hedging may protect the Corporation from adverse changes in foreign exchange/currency, interest rate or commodity fluctuations, it may also prevent the Corporation from fully benefitting from positive changes.

Competition

        The Corporation competes with other companies for precious metal purchase agreements and similar transactions. Some of these companies may possess greater financial and technical resources than the Corporation. Such competition may result in the Corporation being unable to enter into desirable precious metal purchase agreements or similar transactions, to recruit or retain qualified employees or to acquire the capital necessary to fund its precious metal purchase agreements. Existing or future competition in the mining industry could materially adversely affect the Corporation's prospects for entering into additional precious metal purchase agreements in the future.

Acquisition Strategy

        As part of the Corporation's business strategy, it has sought and will continue to seek new exploration, development and mining opportunities in the resource industry. In pursuit of such opportunities, the Corporation may fail to select appropriate acquisition candidates or negotiate acceptable arrangements, including arrangements to finance acquisitions or integrate the acquired businesses and their personnel into the Corporation. The Corporation cannot assure that it can complete any acquisition or business arrangement that it pursues or is pursuing, on favourable terms, or that any acquisitions or business arrangements completed will ultimately benefit the Corporation.

        In the event that the Corporation chooses to raise debt capital to finance any acquisition, the Corporation's leverage will be increased. In addition, if the Corporation chooses to complete an equity financing to finance any acquisition, shareholders may suffer dilution.

        In addition, the introduction of new tax laws or regulations, or accounting rules or policies, or rating agency policies, or changes to, or differing interpretations of, or application of, existing tax laws or regulations or accounting rules or policies, or rating agency policies, could make precious metal purchase agreements less attractive to counterparties. Such changes could adversely affect the Corporation's ability to enter into new precious metal purchase agreements.

Market Price of the Common Shares

        The Common Shares are listed and posted for trading on the TSX and on the NYSE. An investment in the Corporation's securities is highly speculative and the price of the Common Shares has fluctuated significantly in the past. During the year ended December 31, 2016, the trading price of the Common Shares on the NYSE has ranged from a low of US$10.04 per share to a high of US$31.35 per share and on the TSX has ranged from a low of C$14.51 per share to a high of C$40.80 per share. The market price of the Common Shares may increase or decrease in response to a number of events and factors, including: the factors identified in this annual information form.

        In addition, the global stock markets and prices for mining company shares have experienced volatility that often has been unrelated to the operating performance or prospects of such companies. These market and industry fluctuations may adversely affect the market price of the Common Shares, regardless of the Corporation's operating performance. The variables which are not directly related the Corporation's success and are, therefore, not within the Corporation's control, include other developments that affect the market for mining company shares, macroeconomic developments globally, the breadth of the public market for the Common Shares and the attractiveness of alternative investments and particular industries. The effect of these and other factors on the market price of the Common Shares on the exchanges on which they trade has historically made its common share price volatile and suggests that the Common Share price will continue to be volatile in the future.

        It is not uncommon for securities class actions to be brought against publicly listed companies following periods of volatility or significant decline in the market price of their securities. The Corporation is currently the subject of litigation in two securities class action complaints: In re: Silver Wheaton Securities Litigation. See "General Development of the Business — Three Year History — U.S. Shareholder Class Action" and "General Development of the Business — Three Year History — Canadian Shareholder Class Action" in the Annual Information Form.

Equity Price Risk

        The Corporation is exposed to equity price risk as a result of holding long-term investments in other exploration and mining companies. Just as investing in the Corporation is inherent with risks such as those set out in this Prospectus, by investing in these other companies, the Corporation is exposed to the risks associated with owning equity securities and those risks inherent in the investee companies. The Corporation does not actively trade these investments.

Dividend Policy

        The declaration, timing, amount and payment of dividends are at the discretion of the Board of Directors and will depend upon the Corporation's future earnings, cash flows, acquisition capital requirements and financial condition, and other relevant factors. There can be no assurance that the Corporation will continue to declare a dividend on a quarterly, annual or other basis.

Dependence Upon Key Management Personnel

        The Corporation is dependent on the services of a small number of key executives who are highly skilled and experienced. The loss of these persons or the Corporation's inability to attract and retain additional highly skilled employees may adversely affect its business and future operations.

Litigation

        The Corporation is from time to time involved in various claims, legal proceedings and disputes arising in the ordinary course of business. If the Corporation is unable to resolve these disputes favourably, it may have a material adverse effect on the Corporation. The Corporation is currently the subject of litigation in connection with two securities class action complaints: In re Silver Wheaton Securities Litigation. See "General Development of the Business — Three Year History — U.S. Shareholder Class Action" and General Development of the Business — Three Year History — Canadian Shareholder Class Action" in the Annual Information Form.

        Securities litigation, including current proceedings against the Corporation as well as potential future proceedings, could result in substantial costs and damages and divert the Corporation's management's attention and resources. Any decision resulting from any such litigation that is adverse to the Corporation could have a negative impact on the Corporation's financial position.

Unknown Defects and Impairments

        A defect in a streaming transaction and/or a precious metal purchase agreement may arise to defeat or impair the claim of the Corporation to such streaming transaction, which may have a material adverse effect on the Corporation. It is possible that material changes could occur that may adversely affect management's estimate of the recoverable amount for any precious metal purchase agreement. Any impairment estimates, which are based on applicable key assumptions and sensitivity analysis, are based on management's best knowledge of the amounts, events or actions at such time, and the actual future outcomes may differ from any estimates that are provided by the Corporation. Any impairment charges on the Corporation's carrying value of the precious metal purchase agreements could have a material adverse effect on the Corporation.

Security Over Underlying Assets

        There is no guarantee that the Corporation will be able to effectively enforce any guarantees, indemnities or other security interests it may have. Should a bankruptcy or other similar event related to a mining operator occur that precludes a party from performing its obligations under the precious metal purchase agreement, the Corporation would have to enforce its security interest. In the event that a mining operator has insufficient assets to pay its liabilities, it is possible that other liabilities will be satisfied prior to the liabilities owed to the Corporation. In addition, bankruptcy or other similar proceedings are often a complex and lengthy process, the outcome of which may be uncertain and could result in a material adverse effect on the Corporation.

        In addition, because many of the Mining Operations are owned and operated by foreign affiliates, the Corporation's security interests may be subject to enforcement and insolvency laws of foreign jurisdictions that differ significantly from those in North America, and the Corporation's security interests may not be enforceable as anticipated. Further, there can be no assurance that any judgments obtained in Canadian courts will be enforceable in any of those jurisdictions. If the Corporation is unable to enforce its security interests, there may be a material adverse effect on the Corporation.

Information Systems and Cyber Security

        Silver Wheaton's information systems, and those of its counterparties under the precious metal purchase agreements, third-party service providers and vendors, are vulnerable to an increasing threat of continually evolving cyber security risks. Unauthorized parties may attempt to gain access to these systems or the Corporation's information through fraud or other means of deceiving the Corporation's counterparties under its precious metal purchase agreements, third-party service providers or vendors.

        Silver Wheaton's operations depend, in part, on how well Silver Wheaton and its suppliers, as well as counterparties under the precious metal purchase agreements, protect networks, equipment, information technology ("IT") systems and software against damage from a number of threats. Silver Wheaton has entered into agreements with third parties for hardware, software, telecommunications and other services in connection with its operations. The Corporation's operations and Mining Operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increases in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact the Corporation's reputation and results of operations.

        Although to date the Corporation has not experienced any material losses relating to cyber attacks or other information security breaches, there can be no assurance that Silver Wheaton will not incur such losses in the future. The Corporation's risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access remain a priority.

        Any future significant compromise or breach of the Corporation's data security, whether external or internal, or misuse of data, could result in additional significant costs, lost sales, fines and lawsuits, and damage to the Corporation's reputation. In addition, as the regulatory environment related to information security, data collection and use, and privacy becomes increasingly rigorous, with new and constantly changing requirements applicable to Silver Wheaton's business and counterparties to the precious metal purchase agreements, compliance with those requirements could also result in additional costs. As cyber threats continue to evolve, the Corporation or its counterparties may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

Adequacy of Internal Control over Financial Reporting

        The Corporation documented and tested its internal control procedures during its most recent fiscal year in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act ("SOX"). SOX requires an annual assessment by management of the effectiveness of the Corporation's internal control over financial reporting and an attestation report by the Corporation's independent auditors addressing this assessment. The Corporation may fail to achieve and maintain the adequacy of its internal control over financial reporting as such standards are modified, supplemented, or amended from time to time, and the Corporation may not be able to ensure that it can conclude on an ongoing basis that it has effective internal controls over financial reporting in accordance with Section 404 of SOX. The Corporation's failure to satisfy the requirements of Section 404 of SOX on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm the Corporation's business and negatively impact the trading price of the Common Shares or market value of its other securities. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Corporation's operating results or cause it to fail to meet its reporting obligations. There can be no assurance that the Corporation will be able to remediate material weaknesses, if any, identified in future periods, or maintain all of the controls necessary for continued compliance, and there can be no assurance that the Corporation will be able to retain sufficient skilled finance and accounting personnel. Future acquisitions of companies, if any, may provide the Corporation with challenges in implementing the required processes, procedures and controls in its acquired operations. Future acquired companies, if any, may not have disclosure controls and procedures or internal control over financing reporting that are as thorough or effective as those required by securities laws currently applicable to the Corporation.

        No evaluation can provide complete assurance that the Corporation's internal control over financial reporting will detect or uncover all failures of persons within the Corporation to disclose material information otherwise required to be reported. The effectiveness of the Corporation's internal controls and procedures could also be limited by simple errors or faulty judgments. In addition, as the Corporation continues to expand, the challenges involved in implementing appropriate internal controls over financial reporting will increase and will require that the Corporation continue to improve its internal controls over financial reporting. The Corporation cannot be certain that it will be successful in complying with Section 404 of SOX.

Risks Relating to the Mining Operations

Governmental Regulations

        The Mining Operations are subject to extensive laws and regulations governing exploration, development, production, exports, taxes, labour standards, waste disposal, protection and remediation of the environment, reclamation, historic and cultural resources preservation, mine safety and occupational health, handling, storage and transportation of hazardous substances and other matters. The costs of discovering, evaluating, planning, designing, developing, constructing, operating and closing the Mining Operations in compliance with such laws and regulations are significant. It is possible that the costs and delays associated with compliance with such laws and regulations could become such that the owners or operators of the Mining Operations would not proceed with the development of or continue to operate a mine. Moreover, it is possible that future regulatory developments, such as increasingly strict environmental protection laws, regulations and enforcement policies thereunder, and claims for damages to property and persons resulting from the Mining Operations could result in substantial costs and liabilities for the owners or operators of the Mining Operations in the future such that they would not proceed with the development of, or continue to operate, a mine.

        With respect to the Argentinean federal glacier protection law and other environmental matters relating to the Pascua-Lama project, see "Description of the Business — Principal Product — Barrick Mines and Pascua-Lama Project" in the Annual Information Form. See also "Description of the Business — Principal Product — Peñasquito Mine" in the Annual Information Form.

International Operations

        The operations at the San Dimas mine, the Los Filos mine, the Peñasquito mine and the Cozamin mine are conducted in Mexico, the operations at the Salobo mine are conducted in Brazil, the operations at the Zinkgruvan mine are conducted in Sweden, the operations at the Yauliyacu mine, the Lagunas Norte mine, the Pierina mine, the Constancia mine, the Antamina mine and the Cotabambas project are conducted in Peru, the operations of the Stratoni mine are conducted in Greece, the operations at the Mineral Park mine and the Rosemont project are conducted in the United States, the operations of the Keno Hill mines, the Minto mine, the 777 mine and the Sudbury mines are conducted in Canada, the operations of the Pascua-Lama project are conducted in Chile and Argentina, the operations of the Veladero mine and the Loma de La Plata project are conducted in Argentina, the operations at the Toroparu project are located in the Republic of Guyana, and the operations of the Neves-Corvo mine and the Aljustrel mine are conducted in Portugal, and as such the operations are all exposed to various levels of political, economic and other risks and uncertainties. These risks and uncertainties include, but are not limited to, terrorism, hostage taking, military repression, crime, political instability, currency controls, extreme fluctuations in currency exchange rates, high rates of inflation, labour unrest, the risks of war or civil unrest, expropriation and nationalization, renegotiation or nullification of existing concessions, licenses, permits, approvals and contracts, illegal mining, changes in taxation and mining laws, regulations and policies, restrictions on foreign exchange and repatriation, and changing political conditions and governmental regulations relating to foreign investment and the mining business. Argentina, Peru and Greece are countries that have experienced political, social and economic unrest in the past and protestors have from time to time targeted foreign mining firms.

        Changes, if any, in mining or investment policies or shifts in political attitude may adversely affect the operations or profitability of the Mining Operations in these countries. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions on production, price controls, export controls, currency remittance, income taxes, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use, mine safety and the rewarding of contracts to local contractors or requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. Failure to comply strictly with applicable laws, regulations and local practices relating to mineral right applications and tenure, could result in additional taxes, costs, fines, penalties or other expenses being levied on the Mining Operations, as well as other potential adverse consequences such as economic impacts on the Mining Operations, loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners with carried or other interests.

        For example, in February 2016, Primero announced that its Mexican subsidiary received a legal claim from the SAT, seeking to nullify the 2012 APA. The 2012 APA confirmed Primero's ability to pay taxes in Mexico on the sale of silver on actual prices realized by its Mexican subsidiary in connection with silver sales under the San Dimas silver purchase agreement for the tax years 2010 through 2014. Primero has indicated that if the SAT is successful in retroactively nullifying the 2012 APA, the SAT may seek to audit and reassess Primero's Mexican subsidiary in respect of sales of silver in connection with the San Dimas silver purchase agreement for the tax years 2010 through 2014 and tax Primero on such sales at higher-than-realized prices, as opposed to the actual realized prices set under the San Dimas silver purchase agreement. Primero has disclosed that the amount of additional taxes that could be reassessed by the SAT for the tax years 2010 through 2014 on the silver sold in connection with the San Dimas silver purchase agreement cannot be reasonably estimated at this time, but if SAT was successful in retroactively nullifying the 2012 APA and issuing reassessments it would likely have a material adverse effect on Primero's results of operations, financial condition and cash flows. Primero has disclosed that it intends to vigorously defend the validity of the 2012 APA and that it has filed procedural and substantive responses to the claim.

        In light of the legal challenge by the SAT to nullify the 2012 APA, Primero has indicated that it believes the SAT is unlikely to agree to an Advance Pricing Agreement for the tax years 2015 through 2019 tax years on terms similar to the 2012 APA. For the 2015 and 2016 tax years, Primero has confirmed that it continued to record its revenue for the purposes of Mexican tax accounting in a manner consistent with the 2012 APA. To the extent the SAT determines that the appropriate price to tax sales under the San Dimas silver purchase agreement is significantly different from the actual realized prices thereunder, such determination is likely to have a material adverse effect on Primero's business, financial condition and results of operations.

        In the event that Primero is not able to defend the validity of the 2012 APA, is unable to pay taxes in Mexico based on realized silver prices or the SAT proceedings or actions otherwise have an adverse impact on the business, financial condition or results of operation of Primero, then, in Silver Wheaton's opinion, Primero may (i) be unable to deliver some or all of the silver ounces due under the San Dimas silver purchase agreement; (ii) otherwise default in its obligations under the San Dimas silver purchase agreement; (iii) cease operations at San Dimas mine if it is uneconomic to continue to operate the mine; or (iv) become insolvent. As a result, any of these or other adverse financial or operational consequences on Primero may also have a material adverse effect on Silver Wheaton's business, financial condition, results of operation and cash flows. Silver production from San Dimas mine represented approximately 9% of Silver Wheaton's total silver equivalent production for the year ended December 31, 2016. If Silver Wheaton was unable to purchase any further silver under the San Dimas silver purchase agreement, Silver Wheaton's forecasted silver equivalent production for 2017 and average five year forecasted silver equivalent production, its revenue and cash flows and its reserves and resources would all be significantly reduced. In addition, there is no assurance that Silver Wheaton will be successful in enforcing its rights under the security interest granted by Primero and the guarantee granted by Goldcorp.

        The occurrence of these various factors and uncertainties cannot be accurately predicted and could have an adverse effect on the Mining Operations or on the ability of the companies with which the Corporation has precious metal purchase agreements to perform their obligations under those precious metal purchase agreements.

Exploration, Development and Operating Risks

        Mining operations generally involve a high degree of risk. The Mining Operations are subject to all the hazards and risks normally encountered in the exploration, development and production of metals, including unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding, environmental hazards and the discharge of toxic chemicals, explosions and other conditions involved in the drilling, blasting and removal of material, any of which could result in damage to, or destruction of mines and other producing facilities, damage to property, injury or loss of life, environmental damage, work stoppages, delays in production, increased production costs and possible legal liability. Milling operations are subject to hazards such as equipment failure or failure of retaining dams around tailings disposal areas which may result in environmental pollution and consequent liability for the owners or operators of the Mining Operations. Should any of these risks or hazards affect a Mining Operation, it may (i) cause the cost of development or production to increase to a point where it would no longer be economic to produce, (ii) result in a write down or write-off of the carrying value of one or more projects, (iii) cause delays or stoppage of mining or processing, (iv) result in the destruction of properties, processing facilities or third party facilities necessary to the Mining Operations, (v) cause personal injury or death and related legal liability, or (vi) result in the loss of insurance coverage. The occurrence of any of above mentioned risks or hazards could result in an interruption or suspension of operation of the Mining Operations and have a material adverse effect on the Corporation and the trading price of the Corporation's securities.

        The exploration for and development of mineral deposits involves significant risks which even a combination of careful evaluation, experience and knowledge may not eliminate. Few properties which are explored are ultimately developed into producing mines. Major expenditures may be required to locate and establish mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. It is impossible to ensure that the exploration or development programs planned by the owners or operators of the Mining Operations will result in a profitable commercial mining operation. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices which are highly cyclical; government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection; and political stability. The exact effect of these factors cannot be accurately predicted. There can be no assurances that Mining Operations will be established or that the Mining Operations, which are not currently in production, will be brought into a state of commercial production.

Environmental Regulation and Climate Change

        All phases of mining and exploration operations are subject to governmental regulation including environmental regulation. Environmental legislation is becoming stricter, with increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and heightened responsibility for companies and their officers, directors and employees. There can be no assurance that possible future changes in environmental regulation will not adversely affect the Mining Operations. As well, environmental hazards may exist on a property in which the owners or operators of the Mining Operations hold an interest which were caused by previous or existing owners or operators of the properties and of which such owners or operators are not aware at present and which could impair the commercial success, levels of production and continued feasibility and project development and mining operations on these properties.

        Silver Wheaton acknowledges international and community concerns around climate change. Silver Wheaton supports initiatives consistent with international initiatives on climate change. Silver Wheaton also acknowledges the increase in the introduction of climate change legislation and treaties at the international, national, state/provincial and local levels. Government regulation relating to emission levels (such as carbon taxes) and energy efficiency is becoming more prevalent and stringent. While some of the costs associated with reducing emissions may be offset by increased energy efficiency and technological innovation, Silver Wheaton expects that increased government regulation will result in increased costs at some Mining Operations if the current regulatory trend continues.

Licenses, Permits, Approvals and Rulings

        The Mining Operations are subject to receiving and maintaining licenses, permits, approvals and rulings from appropriate governmental authorities. Changes in laws and regulations or in the granting or renewal of licenses, permits, approvals and rulings could have a material adverse impact on the revenue the Corporation derives from the Mining Operations. There can be no assurance that such licenses, permits, approvals or rulings will continue to be obtained, that delays will not occur in connection with obtaining all necessary renewals of such licenses, permits, approvals or rulings for the existing operations, or that additional licenses, permits, approvals or rulings for any possible future changes to operations or additional permits associated with new legislation will be obtained. Prior to any development on any of these properties, licenses and permits from appropriate governmental authorities may be required. Such licenses and permits are subject to change in various circumstances and are required to be kept in good standing through a variety of means, including cash payments and satisfaction of conditions of issue. Such licenses and permits are subject to expiration, relinquishment and/or termination without notice to, control of or recourse by the Corporation. There can be no assurance that the owners or operators of the Mining Operations will continue to hold all licenses and permits necessary to develop or continue operating at any particular property. Any failure to comply with applicable laws and regulations, permits and licenses, or to maintain permits and licenses in good standing, even if inadvertent, could result in interruption or closure of exploration, development or mining operations or fines, penalties or other liabilities accruing to the owner or operator of the Mining Operations. Any such occurrence could substantially decrease production or cause the termination of operations on the property and have a material adverse effect on the Corporation and the trading price of the Corporation's securities.

        See "Permitting, Construction, Development and Expansion Risk" for additional permitting risks associated with development projects.

Compliance with Laws

        Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may be liable for civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permitting requirements, or more stringent application of existing laws, may have a material adverse impact on the owners or operators of the Mining Operations, resulting in increased capital expenditures or production costs, reduced levels of production at producing properties or abandonment or delays in development of properties.

Infrastructure and Employees

        Natural resource exploration, development and mining activities are dependent on the availability of mining, drilling and related equipment in the particular areas where such activities are conducted. A limited supply of such equipment or access restrictions may affect the availability of such equipment to the owners and operators of the Mining Operations and may delay exploration, development or extraction activities. Certain equipment may not be immediately available, or may require long lead time orders. The lack of availability on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay exploration, development or production at the Mining Operations.

        Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants, which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect the Mining Operations.

        The ability of the owners and operators of properties to hire and retain geologists and persons with mining expertise is key to those operations. Changes in legislation or otherwise in the relationships of the owners and operators of such properties with their employees may result in strikes, lockouts or other work stoppages. If these factors cause the owners and operators of such properties to decide to cease production at one or more of the properties, such decision could have a material adverse effect on the Corporation. For example, on February 15, 2017, Primero announced that unionized employees at the San Dimas mine had initiated a strike action, resulting in the complete stoppage of mining and milling activities at the San Dimas mine. Primero has indicated that depending on its duration, the strike could have a negative impact on Primero's 2017 production. In the event that Primero is not able to resolve the strike action, then, in Silver Wheaton's opinion, Primero may (i) be unable to deliver some or all of the silver ounces due under the San Dimas silver purchase agreement; (ii) otherwise default in its obligations under the San Dimas silver purchase agreement; (iii) cease operations at San Dimas if it is uneconomic to continue to operate the mine; or (iv) become insolvent. As a result, any of these or other adverse financial or operational consequences on Primero may also have a material adverse effect on Silver Wheaton's business, financial condition, results of operation and cash flows. Silver production from San Dimas represented approximately 9% of Silver Wheaton's total silver equivalent production for the year ended December 31, 2016. If Silver Wheaton was unable to purchase any further silver under the San Dimas silver purchase agreement, Silver Wheaton's forecasted silver equivalent production for 2017 and average five year forecasted silver equivalent production, its revenue and cash flows and its reserves and resources would all be significantly reduced. In addition, there is no assurance that Silver Wheaton will be successful in enforcing its rights under the security interest granted by Primero and the guarantee granted by Goldcorp. See "Description of the Business — Principal Product — San Dimas Mine" in the Annual Information Form for further details.

Mineral Reserve and Mineral Resource Estimates

        The reported mineral reserves and mineral resources for the Mining Operations are only estimates. No assurance can be given that the estimated mineral reserves and mineral resources will be recovered or that they will be recovered at the rates estimated. Mineral reserve and mineral resource estimates are based on limited sampling and geological interpretation, and, consequently, are uncertain because the samples may not be representative. Mineral reserve and mineral resource estimates may require revision (either up or down) based on actual production experience. Market fluctuations in the price of metals, as well as increased production costs, short-term operating factors or reduced recovery rates, may render certain mineral reserves and mineral resources uneconomic and may ultimately result in a restatement of estimated mineral reserves and/or mineral resources. For example, the Mining Operations may base their estimates of mineral reserves and/or mineral resources on commodity prices that may be higher than spot commodity prices. The economic viability of a mineral deposit may also be impacted by other attributes of a particular deposit, including, but not limited to, size, grade and proximity to infrastructure, governmental regulations and policy relating to price, taxes, duties, land tenure, land use permitting, the import and export of minerals and environmental protection and by political and economic stability. Any of these factors may require operators of Mining Operations to reduce their mineral reserves and mineral resources, which may result in a material and adverse effect on the Corporation's profitability, results of operations, financial condition and the trading price of the Corporation's securities.

        Mineral resources that are not mineral reserves do not have demonstrated economic viability. Due to the uncertainty of inferred mineral resources, there is no assurance that inferred mineral resources will be upgraded to proven and probable mineral reserves as a result of continued exploration. It should not be assumed that any part or all of the mineral resources on properties underlying the Corporation's streaming transactions constitute or will be converted into mineral reserves. See "Cautionary Note to United States Investors Regarding Presentation of Mineral Reserve and Mineral Resource Estimates" for further information.

Need for Additional Mineral Reserves

        Because mines have limited lives based primarily on proven and probable mineral reserves, the Mining Operations must continually replace and expand their mineral reserves as their mines produce metals. The life-of-mine estimates for the Mining Operations may not be correct. The ability of the owners or operators of the Mining Operations to maintain or increase their annual production of silver or gold will be dependent in significant part on their ability to bring new mines into production and to expand mineral reserves at existing mines.

Production Forecasts

        The Corporation prepares estimates and forecasts of future attributable production from the Mining Operations and relies on public disclosure and other information it receives from the owners, operators and independent experts of the Mining Operations to prepare such estimates. Such information is necessarily imprecise because it depends upon the judgment of the individuals who operate the Mining Operations as well as those who review and assess the geological and engineering information. These production estimates and projections are based on existing mine plans and other assumptions with respect to the Mining Operations which change from time to time, and over which the Corporation has no control, including the availability, accessibility, sufficiency and quality of ore, the costs of production, the operators' ability to sustain and increase production levels, the sufficiency of infrastructure, the performance of personnel and equipment, the ability to maintain and obtain mining interests and permits and compliance with existing and future laws and regulations. Any such information is forward-looking and no assurance can be given that such production estimates and projections will be achieved. Actual attributable production may vary from the Corporation's estimates for a variety of reasons, including: actual ore mined varying from estimates of grade, tonnage, dilution and metallurgical and other characteristics; actual ore mined being less amenable than expected to mining or treatment; short-term operating factors relating to the ore reserves, such as the need for sequential development of orebodies and the processing of new or different ore grades; delays in the commencement of production and ramp up at new mines; revisions to mine plans; unusual or unexpected orebody formations; risks and hazards associated with the Mining Operations, including but not limited to cave-ins, rock falls, rock bursts, pit wall failures, seismic activity, weather related complications, fires or flooding or as a result of other operational problems such as production drilling challenges, power failures or a failure of a production hoist, an autoclave, a filter press or a grinding mill; and unexpected labour shortages, strikes, local community opposition or blockades. Occurrences of this nature and other accidents, adverse conditions or operational problems in future years may result in the Corporation's failure to achieve the production forecasts currently anticipated. If the Corporation's production forecasts prove to be incorrect, it may have a material adverse effect on the Corporation.

Land Title and Indigenous Peoples

        A defect in the chain of title to any of the properties underlying the Mining Operations or necessary for the anticipated development or operation of a particular project to which an interest relates may arise to defeat or impair the claim of the operator to a property. In addition, claims by third parties or aboriginal groups in Canada and elsewhere may impact on the operator's ability to conduct activities on a Mining Operation to the detriment of the Corporation's interests. No assurances can be given that there are no title defects affecting the properties and mineral claims owned or used by the Mining Operations. Such properties and claims may be subject to prior unregistered liens, agreements, transfers or claims, including native land claims, and title may be affected by, among other things, undetected defects. To the extent an owner or operator does not have title to the property, it may be required to cease operations or transfer operational control to another party. In addition, the operators of such operations may be unable to operate them as permitted or to enforce their rights with respect to their properties and claims which may ultimately impair the ability of these operators to fulfill their obligations under the precious metal purchase agreements.

        Various international and national, state and provincial laws, codes, regulations, resolutions, conventions, guidelines, treaties, and other materials relate to the rights of indigenous peoples. Some of the Mining Operations are located in areas presently or previously inhabited or used by indigenous peoples. Many of these laws impose obligations on government to respect the rights of indigenous people. Some mandate that government consult with indigenous people regarding government actions which may affect indigenous people, including actions to approve or grant mining rights or permits. The obligations of government and private parties under the various international and national laws pertaining to indigenous people continue to evolve and be defined. One or more groups of indigenous people may oppose continued operation, further development, or new development of the Mining Operations. Such opposition may be directed through legal or administrative proceedings or protests, roadblocks or other forms of public expression against the activities at the Mining

Operations. Opposition by indigenous people to such activities may require modification of or preclude operation or development of projects or may require the entering into of agreements with indigenous people. Claims and protests of indigenous peoples may disrupt or delay activities of the operators of the Mining Operations.

        For additional information regarding these matters, see "Description of the Business — Principal Product — Peñasquito Mine" and "Description of the Business — Principal Product — San Dimas Mine" in the Annual Information Form.

Commodity Price Fluctuations

        The price of metals has fluctuated widely in recent years, and future serious price declines could cause continued development of and commercial production from the Mining Operations to be impracticable. Depending on the price of other metals produced from the mines which generate cash flow to the owners, cash flow from the Mining Operations may not be sufficient and such owners could be forced to discontinue production and may lose their interest in, or may be forced to sell, some of their properties. Future production from the Mining Operations is dependent on metal prices that are adequate to make these properties economic.

        In addition to adversely affecting the reserve estimates and financial conditions, declining commodity prices can impact operations by requiring a reassessment of the feasibility of a particular project. Such a reassessment may be the result of a management decision or may be required under financing arrangements related to a particular project. Even if the project is ultimately determined to be economically viable, the need to conduct such a reassessment may cause substantial delays or may interrupt operations until the reassessment can be completed.

Additional Capital

        The mining, processing, development and exploration of the Mining Operations may require substantial additional financing. Failure to obtain sufficient financing may result in delaying or indefinite postponement of exploration, development or production on any or all of the Mining Operations and related properties or even a loss of property interest. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on satisfactory terms.

Permitting, Construction, Development and Expansion Risk

        The Salobo mine, the Peñasquito mine, the Keno Hill mines, the Pascua-Lama project, the Loma de La Plata project, the Rosemont project, the Constancia mine, the Victor mine, the Aljustrel mine, the Toroparu project and the Cotabambas project are currently in various stages of permitting, construction, development and expansion. Construction, development and expansion of such projects is subject to numerous risks, including, but not limited to, delays in obtaining equipment, material and services essential to completing construction of such projects in a timely manner; delays or inability to obtain all required permits; changes in environmental or other government regulations; currency exchange rates; labour shortages; and fluctuation in metal prices. There can be no assurance that the operators of such projects will have the financial, technical and operational resources to complete the permitting, construction, development and expansion of such projects in accordance with current expectations or at all. See "Description of the Business — Principal Product — Barrick Mines and Pascua Lama Project" and "Description of the Business — Principal Product — Peñasquito Mine" in the Annual Information Form.

Challenging Global Financial Conditions

        Global financial conditions have been characterized by increased volatility, with numerous financial institutions having either gone into bankruptcy or having to be rescued by government authorities. Global financial conditions could suddenly and rapidly destabilize in response to future events, as government authorities may have limited resources to respond to future crises. Global capital markets have continued to display increased volatility in response to global events. Future crises may be precipitated by any number of causes, including natural disasters, geopolitical instability, changes to energy prices or sovereign defaults. Any sudden or rapid destabilization of global economic conditions could negatively impact the Corporation's ability, or the ability of the operators of the properties in which the Corporation holds streams or other interests, to obtain equity or debt financing or make other suitable arrangements to finance their projects. If increased levels of volatility continue or in the event of a rapid destabilization of global economic conditions, it may result in a material adverse effect on the Corporation and the trading price of the Corporation's securities could be adversely affected.

INTERESTS OF EXPERTS

        The scientific and technical information for the Corporation's mineral projects on a property material to the Corporation contained in the Annual Information Form, other than for the Salobo mine, was sourced by the Corporation from the following SEDAR (www.sedar.com) and EDGAR (www.sec.gov) filed documents:

  a.
  Peñasquito mine — Goldcorp Inc.'s management's discussion and analysis filed on February 15, 2017 and annual information form filed on March 16, 2017; and

  b.
  San Dimas mine — Primero's management's discussion and analysis filed on March 15, 2017 and annual information form filed on March 31, 2017.

        A summary of the information sourced from the annual information forms of each of Primero and Goldcorp is contained in the Annual Information Form under "Technical Information — Further Disclosure Regarding Mineral Projects on Material Properties — San Dimas Mine, Mexico," and "Technical Information — Further Disclosure Regarding Mineral Projects on Material Properties — Peñasquito Mine, Mexico,", respectively. A summary of the information sourced from the management's discussion and analysis for each of Primero and Goldcorp, as the case may be, is contained in the Annual Information Form under "General Development of the Business" and "Description of the Business".

        Gerrit Vos, P.Eng., Technical Director, Mining, Dr Georges Verly, P.Eng., Chief Geostatistician, Dr Armando Simon, P.Geo., Principal Geologist, Pierre Lacombe, P.Eng., Consulting Metallurgist, Donald Hickson, P.Eng., Division Manager, Earth and Infrastructure, Vikram Khera, P.Eng., Senior Financial Analyst, and Stella Searston, RM SME, Principal Geologist, all of whom are now, or were at the time of the preparation of the Salobo mine technical report, employees of Amec Foster Wheeler Americas Limited (Amec Foster Wheeler), prepared a technical report in accordance with NI 43-101 entitled "Salobo Operations Para State, Brazil NI 43-101 Technical Report" with an effective date December 31, 2015 (the "Salobo Report"). A copy of the Salobo Report is available under Silver Wheaton's profile on SEDAR at www.sedar.com and on EDGAR at (www.sec.gov) and a summary of the Salobo Report is contained in the Annual Information Form under the heading "Technical Information — Further Disclosure Regarding Mineral Projects on Material Properties — Salobo Mine, Brazil", as updated with information derived from the Salobo mine operations after the effective date of the Salobo Report.

        Neil Burns, M.Sc., P.Geo., Vice President, Technical Services, of the Corporation and Ryan Ulansky, M.A.Sc., P.Eng., Senior Director, Engineering, of the Corporation are the qualified persons as defined by NI 43-101 in connection with the mineral reserve and mineral resource estimates and the scientific and technical information, and have reviewed and approved the disclosure, for the San Dimas mine, the Peñasquito mine and the Salobo mine contained in this Prospectus and the Annual Information Form.

        Each of the aforementioned firms or persons held less than 1% of the outstanding securities or other property of the Corporation or of any associate or affiliate of the Corporation when they prepared the reports, the mineral reserve estimates or the mineral resource estimates referred to above, or following the preparation of such reports or estimates and did not, and will not, receive any direct or indirect interest in any securities or other property of the Corporation or of any associate or affiliate of the Corporation in connection with the preparation of such reports or estimates. None of the aforementioned persons are currently expected to be elected, appointed or employed as a director, officer or employee of the Corporation or of any associate or affiliate of the Corporation, other than Neil Burns and Ryan Ulansky who are employees of the Corporation.

        Deloitte LLP is the independent registered public accounting firm of the Corporation and is independent of the Corporation within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia, and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States).

LEGAL MATTERS

        Certain legal matters in connection with an offering will be passed upon on behalf of the Corporation by Cassels Brock & Blackwell LLP, as to Canadian legal matters, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, as to United States legal matters. As of the date hereof, the partners and associates of Cassels Brock & Blackwell own, directly or indirectly, less than 1% of the Common Shares.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        The Corporation is an Ontario corporation and its principal place of business is in Canada. The majority of the directors and officers of the Corporation are resident outside of the United States and a substantial portion of its assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Corporation or its directors or officers, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Corporation or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or would enforce, in original actions, liabilities against the Corporation or such persons predicated on the United States federal securities or any such state securities or "blue sky" laws. The Corporation has been advised by its Canadian counsel, Cassels Brock & Blackwell LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. The Corporation has also been advised by Cassels Brock & Blackwell LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

        The Corporation filed with the SEC, concurrently with the Registration Statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Puglisi & Associates as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court, arising out of or related to or concerning the offering of Securities under this Prospectus.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Indemnification

Section 136 of the Business Corporations Act (Ontario) (the "OBCA") as amended, provides, in part, as follows:

        (1)   A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of Costs

        (2)   A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3).

Limitation

        (3)   A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request.

Same

        (4)   In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual's conduct was lawful.

Derivative Actions

        (4.1)  A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to Indemnity

        (4.2)  Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

  (a)
  was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

  (b)
  fulfils the conditions set out in subsections (3) and (4).

Insurance

        (4.3)  A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,

  (a)
  in the individual's capacity as a director or officer of the corporation; or

  (b)
  in the individual's capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

Application to Court

        (5)   A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

Idem

        (6)   Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

Article 6 of By-Law No. 2 of the Corporation provides as follows:

Protection of Directors, Officers and Others

        6.03    Limitation of Liability.    Except as otherwise provided in the OBCA, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any persons, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and in the best interests of the Corporation and in connection therewith to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.

        6.04    Indemnity.    Subject to the limitations contained in the OBCA, the Corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, if

  (a)
  the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation's request;

  (b)
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful; and

  (c)
  a court or other competent authority has not judged that the individual has committed any fault or omitted to do anything that the individual ought to have done.

        The Corporation shall also indemnify such person in such other circumstances as the OBCA permits or requires.

        Section 6.05 Insurance: The Corporation may purchase and maintain insurance for the benefit of any person referred to in Section 6.04 against such liabilities and in such amounts as the board may from time to time determine and are permitted by the OBCA.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

 FORM F-10

EXHIBITS OF SILVER WHEATON CORP.

EXHIBIT NUMBER	DESCRIPTION
4.1	Annual information form of the Registrant dated March 31, 2017 for the year ended December 31, 2016 (incorporated by reference to Exhibit 99.1 to the Registrant's Annual Report on Form 40-F filed with the Commission on March 31, 2017 (File No. 001-32482)).
4.2	Audited consolidated financial statements of the Registrant as at and for the years ended December 31, 2016 and 2015, together with the Report of the independent registered public accounting firm thereon and the notes thereto (incorporated by reference to Exhibit 99.2 to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2016 filed with the SEC on March 31, 2017 (File No. 001-32482)).
4.3	Management's discussion and analysis of the Registrant for the year ended December 31, 2016 (incorporated by reference to Exhibit 99.2 to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2016 filed with the SEC on March 31, 2017 (File No. 001-32482)).
4.4	Management Information Circular of the Registrant, dated March 21, 2017 prepared in connection with the annual meeting of the shareholders of the Registrant to be held on May 10, 2017 (incorporated by reference to Registrant's Form 6-K filed with the SEC on April 5, 2017 (File No. 001-32482)).
4.5	Material Change Report dated March 23, 2017 (incorporated by reference to Registrant's Form 6-K filed with the SEC on April 6, 2017 (File No. 001-32482)).
5.1	Consent of Deloitte LLP.
5.2	Consent of Cassels Brock & Blackwell LLP
5.3*	Consent of G. Vos.
5.4*	Consent of G. Verly.
5.5*	Consent of A. Simon.
5.6*	Consent of P. Lacombe.
5.7*	Consent of D. Hickson.
5.8*	Consent of V. Khera.
5.9*	Consent of S. Searston.
5.10*	Consent of N. Burns.
5.11*	Consent of R. Ulansky.
6.1	Powers of Attorney (included on the signature pages of this Registration Statement on Form F-10).
7.1	Form of Indenture (incorporated by reference to Registrant's Form F-10/A filed with the SEC on May 5, 2015 (File No. 333-203682)).

*
To be filed by amendment.

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

  (a)
  Concurrent with the filing of this Registration Statement on Form F-10, the Corporation has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (b)
  Any change to the name or address of the agent for service of process of the Corporation shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on April 6, 2017.

SILVER WHEATON CORP.
By:	/s/ RANDY V.J. SMALLWOOD Name: Randy V.J. Smallwood Title: President & Chief Executive Officer

By:	/s/ GARY D. BROWN Name: Gary D. Brown Title: Senior Vice President & Chief Financial Officer

III-2

 POWERS OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers, directors, and Authorized Representative in the United States of Silver Wheaton Corp. hereby constitutes and appoints Randy V.J. Smallwood and Curt D. Bernardi or any of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file any and all documents relating to this Registration Statement, including any and all amendments, exhibits and supplements thereto, with any regulatory authority, granting unto the said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ RANDY V.J. SMALLWOOD Randy V.J. Smallwood	President & Chief Executive Officer and Director (Principal Executive Officer)	April 6, 2017
/s/ GARY D. BROWN Gary D. Brown	Senior Vice President & Chief Financial Officer (Principal Financial Officer)	April 6, 2017
/s/ DOUGLAS M. HOLTBY Douglas M. Holtby	Chairman of the Board of Directors	April 6, 2017
/s/ LAWRENCE I. BELL Lawrence I. Bell	Director	April 6, 2017
/s/ GEORGE L. BRACK George L. Brack	Director	April 6, 2017
/s/ JOHN A. BROUGH John A. Brough	Director	April 6, 2017
/s/ R. PETER GILLIN R. Peter Gillin	Director	April 6, 2017

III-3

Signature	Title	Date

/s/ CHANTAL GOSSELIN Chantal Gosselin	Director	April 6, 2017
/s/ CHARLES A. JEANNES Charles A. Jeannes	Director	April 6, 2017
/s/ EDUARDO LUNA Eduardo Luna	Director	April 6, 2017

III-4

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Silver Wheaton Corp. in the United States, on April 6, 2017.

PUGLISI & ASSOCIATES
By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

III-5

 INDEX OF EXHIBITS OF SILVER WHEATON CORP.
to
FORM F-10

EXHIBIT NUMBER		DESCRIPTION
4.1		Annual information form of the Registrant dated March 31, 2017 for the year ended December 31, 2016 (incorporated by reference to Exhibit 99.1 to the Registrant's Annual Report on Form 40-F filed with the Commission on March 31, 2017 (File No. 001-32482)).
4.2		Audited consolidated financial statements of the Registrant as at and for the years ended December 31, 2016 and 2015, together with the Report of the independent registered public accounting firm thereon and the notes thereto (incorporated by reference to Exhibit 99.2 to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2016 filed with the SEC on March 31, 2017 (File No. 001-32482)).
4.3		Management's discussion and analysis of the Registrant for the year ended December 31, 2016 (incorporated by reference to Exhibit 99.2 to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2016 filed with the SEC on March 31, 2017 (File No. 001-32482)).
4.4		Management Information Circular of the Registrant, dated March 21, 2017 prepared in connection with the annual meeting of the shareholders of the Registrant to be held on May 10, 2017 (incorporated by reference to Registrant's Form 6-K filed with the SEC on April 5, 2017 (File No. 001-32482)).
4.5		Material Change Report dated March 23, 2017 (incorporated by reference to Registrant's Form 6-K filed with the SEC on April 6, 2017 (File No. 001-32482)).
5.1		Consent of Deloitte LLP.
5.2		Consent of Cassels Brock & Blackwell LLP
5.3	*	Consent of G. Vos.
5.4	*	Consent of G. Verly.
5.5	*	Consent of A. Simon.
5.6	*	Consent of P. Lacombe.
5.7	*	Consent of D. Hickson.
5.8	*	Consent of V. Khera.
5.9	*	Consent of S. Searston.
5.10	*	Consent of N. Burns.
5.11	*	Consent of R. Ulansky.
6.1		Powers of Attorney (included on the signature pages of this Registration Statement on Form F-10).
7.1		Form of Indenture (incorporated by reference to Registrant's Form F-10/A filed with the SEC on May 5, 2015 (File No. 333-203682)).

*
To be filed by amendment.

III-6

QuickLinks

PART 1 INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION
AVAILABLE INFORMATION
CAUTIONARY NOTE TO UNITED STATES INVESTORS REGARDING PRESENTATION OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES
FINANCIAL INFORMATION
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
DOCUMENTS INCORPORATED BY REFERENCE
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
THE CORPORATION
CONSOLIDATED CAPITALIZATION
USE OF PROCEEDS
EARNINGS COVERAGE RATIO
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
PRIOR SALES
MARKET FOR SECURITIES
RISK FACTORS
INTERESTS OF EXPERTS
LEGAL MATTERS
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
FORM F-10 EXHIBITS OF SILVER WHEATON CORP.
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking
  Item 2. Consent to Service of Process
SIGNATURES
POWERS OF ATTORNEY
AUTHORIZED REPRESENTATIVE
INDEX OF EXHIBITS OF SILVER WHEATON CORP. to FORM F-10